Exhibit 4.1 FIFTEENTH AMENDED AND RESTATED LOAN CONTRACT Dated as of May 12, 2026 between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) and UNITED STATES OF AMERICA RUS Project Designation: Georgia 109 “AL440” OPC

(i) TABLE OF CONTENTS Page ARTICLE I − DEFINITIONS ......................................................................................................2 ARTICLE II − REPRESENTATIONS AND WARRANTIES .................................................7 ARTICLE III − THE LOANS ......................................................................................................9 Section 3.1 The Loans ...................................................................................................9 Section 3.2 No Further Advances ...............................................................................10 Section 3.3 Advances under any Partially Unadvanced Note or the New ERA Stranded Asset Note ...............................................................10 Section 3.4 Interest Rates and Payment ....................................................................10 Section 3.5 Prepayment ...............................................................................................10 Section 3.6 Last Day for an Advance under any Partially Unadvanced Note and the New ERA Stranded Asset Note............................................................................................................11 ARTICLE IV − CONDITIONS OF LENDING ........................................................................11 Section 4.1 General Conditions ..................................................................................11 Section 4.2 Conditions to Advances Under any Partially Unadvanced Note or the New ERA Stranded Asset Note ....................12 ARTICLE V − AFFIRMATIVE COVENANTS ......................................................................14 Section 5.1 Generally ...................................................................................................14 Section 5.2 Performance under Indenture ................................................................14 Section 5.3 Annual Compliance Certificate ..............................................................14 Section 5.4 Simultaneous Prepayment of Contemporaneous Loans ......................15 Section 5.5 Coverage Ratios .......................................................................................15 Section 5.6 Financial Books ........................................................................................15 Section 5.7 Rights of Inspection .................................................................................15 Section 5.8 Real Property Acquisition .......................................................................16 Section 5.9 Financial Reports .....................................................................................16 Section 5.10 Miscellaneous Reports and Notices ........................................................16 Section 5.11 Variable Rate Indebtedness ....................................................................17 Section 5.12 Special Construction Account .................................................................17 Section 5.13 Compliance with Laws ............................................................................17 Section 5.14 Plant Agreements .....................................................................................17 Section 5.15 Lockbox Agreement .................................................................................18 Section 5.16 Nuclear Fuel, Coal, Oil and Natural Gas ...............................................18 Section 5.17 Power Requirements Studies ..................................................................18 Section 5.18 Engineering Planning ..............................................................................18 Section 5.19 Procurement .............................................................................................18 Section 5.20 Construction Work Plans ........................................................................18 Section 5.21 Design Standards, Construction Standards and List of Materials ...................................................................................................19 Section 5.22 “Buy American” Requirements ..............................................................20

(ii) Section 5.23 Maintenance of Credit Ratings ...............................................................20 Section 5.24 Application of Advances ..........................................................................20 Section 5.25 Excepted Property ...................................................................................20 Section 5.26 Additional Affirmative Covenants .........................................................21 Section 5.27 Additional Affirmative Covenants for the New ERA Stranded Asset Loan ................................................................................21 ARTICLE VI − NEGATIVE COVENANTS ............................................................................21 Section 6.1 General ......................................................................................................21 Section 6.2 Limitations on Additions to Capacity and Dispositions of System Assets .......................................................................................21 Section 6.3 Limitations on Employment and Retention of General Manager ....................................................................................................22 Section 6.4 Limitations on Certain Types of Contracts ...........................................22 Section 6.5 Limitations on Loans, Investments and Other Obligations ................................................................................................24 Section 6.6 Accounting ................................................................................................24 Section 6.7 Rate Reductions .......................................................................................25 Section 6.8 Indenture Restrictions .............................................................................25 Section 6.9 Negative Pledge ........................................................................................27 Section 6.10 Environmental Allowances and Credits ................................................29 Section 6.11 Changes to Plant Agreements .................................................................29 Section 6.12 Fiscal Year ................................................................................................29 Section 6.13 Limits on Variable Rate Indebtedness ...................................................29 Section 6.14 Limitations on Changing Principal Place of Business ..........................29 Section 6.15 Limitations on RUS Financed Extensions and Additions ....................29 Section 6.16 Historic Preservation ...............................................................................30 Section 6.17 Impairment of Wholesale Power Contracts ..........................................30 Section 6.18 State Regulation .......................................................................................30 Section 6.19 Limitations on Short-Term Indebtedness ..............................................30 Section 6.20 Certain Indenture Amendments .............................................................30 Section 6.21 Additional Negative Covenants ..............................................................30 Section 6.22 Additional Negative Covenants for the New ERA Stranded Asset Loan ................................................................................31 ARTICLE VII − EVENTS OF DEFAULT ...............................................................................31 ARTICLE VIII − REMEDIES ...................................................................................................32 Section 8.1 Remedies ...................................................................................................32 Section 8.2 Suspension of Advances ...........................................................................32 ARTICLE IX − MISCELLANEOUS.........................................................................................33 Section 9.1 Notice to RUS; Objection of RUS ...........................................................33 Section 9.2 Notices .......................................................................................................33 Section 9.3 Expenses ....................................................................................................34 Section 9.4 Late Payments ..........................................................................................34 Section 9.5 Filing Fees .................................................................................................34 Section 9.6 No Waiver .................................................................................................35

Section 9.7	**<u>Governing Law</u>**	35
Section 9.8	**<u>Holiday Payments</u>**	35
Section 9.9	**<u>Successors and Assigns</u>**	35
Section 9.10	**<u>Complete Agreement; Amendments</u>**	35
Section 9.11	**<u>Headings</u>**	36
Section 9.12	**<u>Severability</u>**	36
Section 9.13	**<u>Right of Set Off</u>**	36
Section 9.14	**<u>Schedules and Exhibits</u>**	36
Section 9.15	**<u>Sole Benefit</u>**	36
Section 9.16	**<u>Existing Loan Contract</u>**	36
Section 9.17	**<u>Authority of RUS Representatives</u>**	36
Section 9.18	**<u>Relation to RUS Regulations</u>**	37
Section 9.19	**<u>Term</u>**	37
Section 9.20	**<u>References to Statutes and Regulations</u>**	37
Section 9.21	**<u>Relation to Indenture</u>**	38

(iii)

(i) SCHEDULES AND EXHIBITS Schedule 1 Contemporaneous Loans and Outstanding Notes Schedule 2 Plant Agreements Schedule 3 Subsidiaries Schedule 4 Additional Affirmative and Negative Covenants Schedule 5 Litigation Schedule 6 Certain Investments Schedule 7 Additional Provisions for the New ERA Stranded Asset Loan Exhibit A Description of Rating Agency Services

FIFTEENTH AMENDED AND RESTATED LOAN CONTRACT THIS FIFTEENTH AMENDED AND RESTATED LOAN CONTRACT, dated as of May 12, 2026, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) (together with any successors and assigns, the “Borrower”), a corporation organized and existing under the laws of the State of Georgia (the “State”), and the UNITED STATES OF AMERICA (the “Government”), acting by and through the Administrator (together with any person succeeding to the powers and rights of the Administrator with respect to this Agreement, the “Administrator”) of the Rural Utilities Service (together with any agency succeeding to the powers and rights of the Rural Utilities Service with respect to this Agreement, the “RUS”), and amends and restates that certain Fourteenth Amended and Restated Loan Contract, dated as of February 24, 2026, between the Borrower and the Government, acting by and through the Administrator of the RUS (the “Existing Loan Contract”). RECITALS WHEREAS, the Borrower has incurred, pursuant to the Act (as defined in Article I) and under the Existing Loan Contract, certain indebtedness and other obligations to, or guaranteed by, the Government, acting by and through the Administrator of the RUS, which indebtedness and other obligations are evidenced by the Outstanding Notes (as defined in Article I); and WHEREAS, the Borrower has entered into that certain Indenture (as defined in Article I), pursuant to which the Borrower has granted security title to and a security interest in substantially all of its real and personal property to secure the indebtedness and other obligations evidenced by the Outstanding Notes and to secure certain other indebtedness; WHEREAS, the Borrower has applied to the RUS for financial assistance (the “New ERA Application”) under the Empowering Rural America (“New ERA”) program; WHERAS, the RUS is willing to extend financial assistance, in the form of a loan to the Borrower, pursuant to the Inflation Reduction Act of 2022 Pub. L. 117–169 § 22004 (the “IRA”), the New ERA Notice of Funding Opportunity published at 88 Fed. Reg. 31218 (May 16, 2023) (the “New ERA NOFO”), and all applicable federal regulations as provided herein, on the terms and conditions stated herein; and WHEREAS, in order to provide for the Borrower incurring additional indebtedness to the Government, acting by and through the Administrator of the RUS, with respect to such loan, which additional indebtedness will be evidenced by the New ERA Stranded Asset Note (as defined in Article I), the Borrower and the RUS desire to amend and restate the Existing Loan Contract as hereinafter set forth. NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto amend and restate the Existing Loan Contract to read in its entirety, and agree and bind themselves, as follows:

2 ARTICLE I − DEFINITIONS Capitalized terms that are not defined herein shall have the meanings set forth in the Indenture. The terms defined herein include both the plural and the singular. Unless otherwise specifically provided, all accounting terms not otherwise defined herein shall have the meanings assigned to them, and all determinations and computations herein provided for shall be made, in accordance with Accounting Requirements. “Accounting Requirements” shall have the meaning given such term in the Indenture. “Act” shall mean the Rural Electrification Act of 1936, as amended. “Advance” or “Advances” shall mean an advance or advances made or approved by the RUS under any Partially Unadvanced Note or under the New ERA Stranded Asset Note. “Agent” shall mean, at any time, the entity appointed by the joint owners under a joint ownership contract for purposes of undertaking construction, operation and similar responsibilities on behalf of the joint owners with respect to the related jointly owned facility. “Agreement” shall mean this Fifteenth Amended and Restated Loan Contract, as it may be amended or supplemented from time to time, together with all schedules and exhibits hereto. “Business Day” shall mean any day that the RUS and FFB are both open for business. “Contemporaneous Loans” shall mean those loans identified as such on Schedule 1 hereto. Any loan used to refinance or refund a Contemporaneous Loan is also considered to be a Contemporaneous Loan. “Credit Rating” shall mean (i) a rating assigned by a Rating Agency to any long-term indebtedness (that is not subject to Credit Enhancement)(including, without limitation, indebtedness issued by any governmental authority with respect to which the Borrower is an obligor) secured directly or indirectly under the Indenture, or (ii) if a Rating Agency has not assigned a rating of the type described in clause (i) above, an indebtedness or company rating assigned by a Rating Agency of the type that is the same or substantially similar to the type that the Borrower has in place on the date of this Agreement. “Current Refunding” shall mean any refinancing or refunding of indebtedness that occurs not more than ninety (90) days following the Stated Maturity of such indebtedness. “Eligible Debt” shall mean debt (or portion thereof) associated with a stranded asset identified in the Application or otherwise approved by the RUS. “Environmental Allowances and Credits” shall mean attributes of an environmental or similar nature that are created or otherwise arise from the generation, purchase or sale of electricity or that result from the avoidance or reduction of the emission of any gas, chemical or other substance (including any and all environmental air quality credits, green credits, white credits, renewable energy credits or certificates, carbon credits, emissions reduction credits, energy efficiency or energy use reduction credits, certificates, tags, offsets, tax credits, emission

3 allowances, or similar products or rights as well as reporting rights, however entitled, currently existing or later arising under local, state, regional, federal, or international legislation or regulation or voluntary program). “Equity” shall mean the Borrower’s total margins and equities computed in accordance with Accounting Requirements. “Events of Default” shall have the meaning as defined in Article VII. “FERC” shall mean the Federal Energy Regulatory Commission, or any agency or other governmental body succeeding to the functions thereof. “FFB” shall mean the Federal Financing Bank, an instrumentality and wholly-owned corporation of the Government, and any successor to the powers and rights thereof with respect to the Notes. “Financial and Operating Report Electric – Power Supply” shall mean the version of Financial and Operating Report Electric – Power Supply (including subdivisions thereof) submitted by the Borrower and dated as of December 31, 2025 or corresponding information in future versions of such form or any form required by RUS in substitution therefor containing corresponding information. “Fitch” shall mean Fitch Ratings, Ltd. and any successor thereto. “General Manager” shall mean the President and Chief Executive Officer of the Borrower or the person performing the duties of a chief executive officer if no person holds such title and, in the event of any dispute between the Borrower and the Government as to who is the General Manager, the Administrator may designate a person or position that shall be the General Manager for purposes of this Agreement. “Highest Oversight Period” shall mean (x) as to an event described in clause (i) or (iv) below, any period commencing on the date that the Borrower receives written notice from the Administrator that such event has occurred and stating that the Administrator has elected to commence a Highest Oversight Period and ending on the date that such event has ended, and (y) as to an event described in clause (ii) or (iii) below, any period commencing on the date that the Borrower receives written notice from the Administrator that such event has occurred (which notice shall set forth the basis for concluding that such event has occurred) and ending on the date that the Borrower receives written notice from the Administrator that such period has ended: (i) the Borrower has been assigned a Credit Rating of less than “Ba3” (or its then current equivalent) in the case of Moody’s, “BB-” (or its then current equivalent) in the case of S&P, “BB-” (or its then current equivalent) in the case of Fitch, or the then current equivalent by any other Rating Agency then assigning a Credit Rating; (ii) the Administrator determines that the System is incapable of providing reliable service to the members of the Borrower pursuant to the terms of the Wholesale Power Contracts;

4 (iii) the Administrator determines that, as a consequence of any change in the condition, financial or otherwise, operations, properties or business of the Borrower, the Borrower will be unable to perform its material obligations under (a) this Agreement, (b) the Wholesale Power Contracts, (c) the Notes, or (d) the Indenture; or (iv) a Significant or Uncured Indenture Event of Default shall have occurred. “Increased Oversight Period” shall mean any period commencing on the date that the Borrower receives written notice from the Administrator that the Borrower has been assigned a Credit Rating below investment grade by at least two (2) Rating Agencies and stating that the Administrator has elected to commence an Increased Oversight Period and ending on the date that the Borrower no longer has been assigned a Credit Rating below investment grade by at least two (2) Rating Agencies. For purposes of this definition, an investment grade Credit Rating shall mean, in the case of Moody’s, a rating of “Baa3” (or its then current equivalent) or higher, in the case of S&P, a rating of “BBB-” (or its then current equivalent) or higher, in the case of Fitch, a rating of “BBB-” (or its then current equivalent) or higher, and in the case of any other Rating Agency, the then current equivalent thereof. “Indenture” shall mean the Indenture, dated as of March 1, 1997, entered into by the Borrower and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association (as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta), as trustee (the “Trustee”), and all amendments and supplements thereto. “Investment” shall mean any loan or advance to, or any investment in, or purchase or commitment to purchase any stock, bonds, notes or other securities of, or guaranty, assumption or other obligation or liability with respect to the obligations of, any other person, firm or corporation, except investments in securities or deposits issued, guaranteed or fully insured as to payment by the Government or any agency thereof and amounts deposited in an RUS cushion of credit or similar account. “IRA” shall have the meaning as defined in the fourth recital hereof. “Laws” shall have the meaning as defined in Paragraph (e) of Article II. “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Indenture, the supplements to the Indenture pursuant to which the Notes were issued and the Lockbox Agreement. “Loans” shall mean the loans and other obligations described in Article III. “Lockbox Agreement” shall mean that certain Amended and Restated Lockbox Agreement, dated as of May 30, 2024, among U.S. Bank Trust Company, National Association, the Borrower, the Trustee and the RUS. “Material Adverse Effect” shall mean (a) an effect on the Borrower’s overall condition, financial or otherwise, operations, properties, margins or business, the result of which would be a material adverse effect on the ability of the Borrower to perform its obligations under the Loan

5 Documents or (b) a material adverse effect on the validity or enforceability of this Agreement or the rights and remedies of the RUS hereunder. “Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto. “New ERA” shall have the meaning as defined in the third recital hereof. “New ERA Application” shall have the meaning as defined in the third recital hereof. For the avoidance of doubt, “New ERA Application” shall include any changes thereto requested by the Borrower and approved by the RUS before the closing of the New ERA Stranded Asset Loan. “New ERA NOFO” shall have the meaning as defined in the fourth recital hereof. “New ERA Stranded Asset Loan” shall have the meaning as defined in Section 3.1(b). “New ERA Stranded Asset Loan Documents” shall mean, collectively, this Agreement, the New ERA Stranded Asset Note, the supplement to the Indenture and the related documents delivered thereunder pursuant to which the New ERA Stranded Asset Note were issued. “New ERA Stranded Asset Note” shall mean the note of the Borrower, dated May 12, 2026, designated “Series 2026 (AL440 RUS New ERA) Note” and payable to the order of the Government, acting by and through the Administrator of the RUS, in the face principal amount of $331,517,878, and all amendments, supplements, extensions and replacements to, of or for such note. “Notes” shall mean, collectively, the Outstanding Notes and the New ERA Stranded Asset Note. “Notice of Intent” shall mean either (i) the Borrower’s submission to the RUS of a loan application seeking RUS financing for the System extension or addition in whole or in part, or (ii) a notification of the Borrower providing a reasonably sufficient summary of the System extension or addition for which the construction or acquisition may be financed in whole or part by the RUS and indicating the Borrower’s intent as of the date of the Notice of Intent to seek RUS financing, in whole or in part, for such System extension or addition through the submission of a loan application to the RUS in the future. “Outstanding Notes” shall mean those notes of the Borrower outstanding on the date hereof payable to the order of FFB, the payment of which is guaranteed by the Government, acting by and through the Administrator of the RUS, pursuant to the Act, and those notes, other than the New ERA Stranded Asset Note, of the Borrower outstanding on the date hereof payable to the order of the Government evidencing loans made by the Government, acting by and through the Administrator of the RUS, pursuant to the Act, or evidencing reimbursement obligations of the Borrower to the Government with respect to the Government’s guarantee of the payment of certain notes payable to the order of FFB, all as specifically identified on Schedule 1 hereto, and all amendments, supplements, extensions and replacements to, of or for such notes.

6 “Partially Unadvanced Notes” shall mean those Outstanding Notes, if any, as to which portions of the available principal amount thereunder remain unadvanced. “PILOT Transaction” shall mean any sale or lease, subject to the lien of the Indenture, of any portion of the Trust Estate to any government or governmental authority for ad valorem tax abatement purposes and a corresponding lease or sublease of such portion of the Trust Estate from such government or governmental authority to the Borrower. “Plant Agreements” shall mean those agreements relating to the ownership and operation of generating facilities described on Schedule 2 hereto. “Project” shall mean any facility, equipment or other capital asset, or any improvement or modification to any facility, equipment or other capital asset having a specific project number assigned thereto pursuant to a construction work plan of the Borrower approved by the RUS (as such plan may be amended from time to time with the approval of the RUS). “Prudent Utility Practice” shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry in the region during the relevant time period, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at lowest reasonable cost consistent with good business practices, reliability, safety and expedition. “Prudent Utility Practice” is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to include a spectrum of possible practices, methods or acts generally in acceptance in the region in light of the circumstances. “Rates” shall have the meaning given such term in the Indenture. “Rating Agency” shall mean S&P, Moody’s, Fitch or, provided that it is acceptable to the RUS, any other nationally recognized statistical rating organization (within the meaning of the rules of the United States Securities and Exchange Commission). “RTO” shall mean any independent system operator and/or regional transmission organization under FERC’s jurisdiction that provides open-access transmission service and administers centralized markets for energy, capacity or ancillary services, or other private joint utility transmission organization or system that provides transmission service and energy, capacity or ancillary services. “RUS Regulations” shall mean the rules, regulations and bulletins of general applicability published by the RUS from time to time as such rules, regulations and bulletins exist at the date of applicability thereof, and, unless the context clearly demonstrates a contrary intent, shall also include any rules and regulations of other Federal entities which the RUS is required by law to implement. “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto. “Short-Term Indebtedness” shall have the meaning as defined in Section 6.19.

7 “Significant or Uncured Indenture Event of Default” shall mean any Event of Default under the Indenture, except any such Event of Default as to which (i) the Borrower shall have provided the RUS notice thereof, which notice from the Borrower shall describe such Event of Default and state either that such Event of Default is not material or has been cured, and (ii) the RUS shall not have responded to the Borrower in writing within sixty (60) days of confirmed receipt of such notice from the Borrower, which response from the RUS shall state that the RUS in its discretion has elected to reserve its remedies with respect to such Event of Default. “Special Construction Account” shall have the meaning as defined in Section 5.12. “Subsidiary” shall mean a corporation or other entity that is a subsidiary of the Borrower and subject to the Borrower’s control, as defined by Accounting Requirements. “System” shall mean all electric properties and interest in electric properties of the Borrower, it being the intent that “System” be broadly construed to encompass and include the Borrower’s interests in all electric production, transmission, distribution, conservation, load management, general plant and other related facilities, equipment or property and in any mine, well, pipeline, plant, structure or other facility for the development, production, manufacture, storage, fabrication or processing of fossil, nuclear or other fuel of any kind or in any facility or rights with respect to the supply of water, in each case for use, in whole or in major part, in any of the Borrower’s generating plants, now existing or hereafter acquired by lease, contract, purchase or otherwise or constructed by the Borrower, including any interest or participation of the Borrower in any such facilities or any rights to the output or capacity thereof, together with all additions, betterments, extensions and improvements to said System or any part thereof hereafter made and together with all lands, easements and rights-of-way of the Borrower and all other works, property or structures of the Borrower and contract rights and other tangible and intangible assets of the Borrower used or useful in connection with or related to said System, including, without limitation, a contract right or other contractual arrangement for the long-term or short-term interconnection, interchange, exchange, pooling, wheeling, transmission, purchase or sale of electric power and energy and other similar arrangements with entities having generation or transmission capabilities; provided, however, that “System” shall not include any property constituting Excepted Property or Excludable Property. “Total Utility Plant” shall mean the amount constituting the total utility plant (gross) of the Borrower computed in accordance with Accounting Requirements. “Wholesale Power Contracts” shall mean the Amended and Restated Wholesale Power Contracts, each dated as of January 1, 2003, by and between the Borrower and its members, as amended by the First Amendments to Amended and Restated Wholesale Power Contracts, each dated as of June 1, 2005, and all amendments, supplements or replacements thereto or thereof. ARTICLE II − REPRESENTATIONS AND WARRANTIES Recognizing that the RUS is relying hereon, the Borrower represents and warrants, as of the date of this Agreement, as follows:

8 (a) Organization; Power, Etc. The Borrower: (i) is duly organized, validly existing, and in good standing under the laws of the State; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents; (iv) has duly and lawfully obtained and maintained all material licenses, certificates, permits, authorizations and approvals which are necessary to the conduct of its business or required by applicable Laws; and (v) is eligible to obtain the financial assistance from the RUS contemplated by this Agreement. (b) Authority. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and do not violate any provision of law or of the Articles of Incorporation or By-Laws of the Borrower or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which it or its properties may be bound. (c) Consents. No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents, except such as have been obtained and are in full force and effect. (d) Binding Agreement. Each of the Loan Documents is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed in equity or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally. (e) Compliance With Laws. The Borrower is in compliance in all material respects with all federal, state and local laws, rules, regulations, ordinances, codes and orders (collectively, “Laws”), the failure to comply with which could reasonably be expected to have a Material Adverse Effect. (f) Litigation. Attached as Schedule 5 hereto is a list of all pending or, to the Borrower’s knowledge, threatened legal, arbitration or governmental actions or proceedings to which, as of the date of this Agreement, the Borrower is a party or to which any of its property is subject which could reasonably be expected to have a Material Adverse Effect. (g) Financial Statements; No Material Adverse Change; Etc. The financial statements of the Borrower dated as of December 31, 2025, and for the period then ended, present fairly, in all material respects, the financial position of the Borrower and the results of its operations in conformity with Accounting Requirements. Since the date thereof, there has been no change in the financial condition or operations of the Borrower that would reasonably be expected to have a Material Adverse Effect. (h) Budgets; Projections; Etc. All budgets, projections, appraisals, feasibility studies and other documentation submitted by the Borrower to the RUS and any Rating Agency assigning a Credit Rating were based on assumptions that were reasonable at the time submitted;

9 and, as of the date hereof, the Borrower has updated such budgets, projections, appraisals, feasibility studies and other documentation as required by RUS and any Rating Agency and in connection with customary updates provided to Rating Agencies assigning a Credit Rating. (i) Location of Properties. All real property and interests therein of the Borrower comprising the Trust Estate are located in the states and counties identified in the Indenture. As of the date of this Agreement, Exhibit A to the Indenture includes a description of all material real property owned or leased by the Borrower (other than Excepted Property or Excludable Property) to the extent a description is necessary for the lien of the Indenture to attach to such property. (j) Principal Place of Business; Records. The principal place of business and chief executive office of the Borrower are at the address of the Borrower specified in Section 9.2. (k) Subsidiaries. The Borrower’s Subsidiaries are identified on Schedule 3 hereto, and the Borrower has no other Subsidiaries. Schedule 3 hereto may be updated by the Borrower from time to time by delivering a revised Schedule 3 to the RUS. (l) Defaults Under Other Agreements. No default by the Borrower has occurred under any agreement or instrument to which the Borrower is a party or to which any of its property is subject that could reasonably be expected to have a Material Adverse Effect. (m) Title to Property. As to the property which is included in the description of the Trust Estate, the Borrower holds good and marketable title to all of its fee and leasehold interests in real property and owns all of its personal property, subject to Permitted Exceptions, and such property is subject to no Prior Liens (other than Prior Liens permitted by Section 13.6 of the Indenture). (n) Survival. All representations and warranties made by the Borrower herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances. (o) Additional Representations and Warranties for New ERA Stranded Asset Loan. The Borrower makes such additional representations and warranties specified in Schedule 7 hereto. ARTICLE III − THE LOANS Section 3.1 The Loans (a) Existing Loans Evidenced by the Outstanding Notes. To finance, pursuant to the provisions of the Act, the construction of the System for the purpose of furnishing electric energy to persons in rural areas not receiving central station electric service, (i) the Borrower has borrowed funds from the Government, acting by and through the Administrator of the RUS, evidenced by the Outstanding Notes payable to the Government, (ii) the Borrower has borrowed funds from FFB, evidenced by the Outstanding Notes payable to FFB, and the Government, acting by and through the Administrator of the RUS, has guaranteed the repayment of such funds, and (iii) the Borrower has agreed to reimburse the Government, acting by and through the Administrator of the RUS, for amounts paid by the Government on account of its guarantee of

10 funds borrowed by the Borrower from FFB, which reimbursement obligations are evidenced by the Outstanding Notes payable to the Government in respect of such reimbursement obligations. (b) New ERA Stranded Asset Loan Evidenced by New ERA Stranded Asset Note. To fund, pursuant to the IRA and specifically the New ERA program, the refinancing of Eligible Debt, the RUS is making a loan available to the Borrower in the principal amount of $331,517,878, designated “AL440” (the “New ERA Stranded Asset Loan”), evidenced by the New ERA Stranded Asset Note. The New ERA Stranded Asset Note is a “Conditional Obligation” under the Indenture, and any Advance thereunder must satisfy the conditions for loans or advances under Conditional Obligations pursuant to Section 4.8 of the Indenture. The New ERA Stranded Asset Loan has been made solely to fund the refinancing of Eligible Debt and other related costs approved by the RUS. Section 3.2 No Further Advances Except with respect to any Partially Unadvanced Note, the Borrower acknowledges and agrees that all amounts to be advanced to the Borrower under the Outstanding Notes have been advanced and neither FFB nor the Government, acting by and through the Administrator of the RUS, is under any obligation to make any further advances to the Borrower under such Outstanding Notes (other than with respect to payments by the Government on account of its guarantees of certain Outstanding Notes payable to FFB). Section 3.3 Advances under any Partially Unadvanced Note or the New ERA Stranded Asset Note With respect to Advances to be made under any Partially Unadvanced Note or the New ERA Stranded Asset Note, the RUS agrees to make or approve and the Borrower agrees to request such Advances on the terms and conditions of this Agreement. The Borrower shall give the RUS written notice of the date on which each Advance is requested to be made in accordance with RUS policies and procedures. Section 3.4 Interest Rates and Payment (a) Interest Rates. The Notes shall be payable and bear interest as therein provided. (b) Electronic Funds Transfer. Except as otherwise prescribed by the RUS, the Borrower shall make all payments on the Notes utilizing electronic funds transfer procedures as specified by the RUS. Section 3.5 Prepayment (a) The Borrower has no right to prepay any Note in whole or in part except such rights, if any, as are expressly provided for in each Note or as may be provided by Law. However, prepayment of any Outstanding Note (and any penalties) relating to a Contemporaneous Loan shall be mandatory under Section 5.4. (b) On or after the date on which the Borrower has fully complied with its “Minimum Clean Energy Investment Requirement” (as defined in Section 1 of Schedule 7 hereto) as

11 required under Section 5.4 of Schedule 7 hereto, or prior to such date if permitted by Sections 5.10(a) or 5.10(d) of Schedule 7 hereto, the Borrower shall be permitted to prepay the New ERA Stranded Asset Note on the dates and in the manner as therein provided. Section 3.6 Last Day for an Advance under any Partially Unadvanced Note and the New ERA Stranded Asset Note (a) Funds will only be advanced under any Partially Unadvanced Note pursuant to this Agreement and such Partially Unadvanced Note on or before the Last Day for an Advance, as specified in such Partially Unadvanced Note. No funds will be advanced under any Partially Unadvanced Note subsequent to the applicable Last Day for an Advance unless prior to such date the Administrator has extended this date by written agreement. However, under no circumstances shall the RUS ever make or approve an Advance under any Partially Unadvanced Note, regardless of the applicable Last Day for an Advance or any extension by the Administrator, later than September 30 of the fifth year after the Fiscal Year of Obligation for such Partially Unadvanced Note if such date would result in the RUS obligating or permitting advances of funds contrary to the Antideficiency Act, 31 U.S.C. §1341. (b) Notwithstanding the foregoing, the obligation of the RUS to make Advances under the New ERA Stranded Asset Note shall expire on the “Last Date for Advance” applicable to such New ERA Stranded Asset Note. Such Last Date for Advance may be extended by the Administrator from time to time to a date no later than September 30, 2031 (a “New ERA Stranded Asset Note Advance Period Extension”). All funds not advanced under the New ERA Stranded Asset Note on or prior to the applicable Last Date for Advance, as it may be extended by a New ERA Stranded Asset Note Advance Period Extension, will be automatically rescinded thereafter. In no event may an Advance be made under the New ERA Stranded Asset Note that would result in an Advance contrary to the IRA or the Antideficiency Act, 31 USC §1341. ARTICLE IV − CONDITIONS OF LENDING Section 4.1 General Conditions In connection with the execution and delivery of this Agreement, each of the following conditions shall be satisfied (all documents, certificates and other evidence of such conditions are to be satisfactory to the RUS in its discretion; such satisfaction (or waiver thereof) to be evidenced by the RUS’ delivery of notification or other form of confirmation, including the making of the initial Advance under the New ERA Stranded Asset Note, to the Borrower of its clearance of the New ERA Stranded Asset Loan Documents): (a) Legal Matters. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for the RUS; (b) New ERA Stranded Asset Loan Documents. The RUS shall receive duly executed originals of the New ERA Stranded Asset Loan Documents; (c) Authorization. The RUS shall receive evidence satisfactory to it that all corporate documents and proceedings of the Borrower necessary for duly authorizing the execution,

12 delivery and performance of the New ERA Stranded Asset Loan Documents have been obtained and are in full force and effect; (d) Approvals. The RUS shall receive evidence satisfactory to it that all consents and approvals which are necessary for, or required as a condition of, the validity and enforceability of each of the New ERA Stranded Asset Loan Documents have been obtained and are in full force and effect; (e) Indenture Filing. That a supplement to the Indenture shall be duly executed and delivered and, to the extent necessary to secure the New ERA Stranded Asset Note under the lien of the Indenture, duly recorded and filed in all jurisdictions where the Borrower owns real property and fixtures comprising part of the Trust Estate, all in accordance with applicable Laws, and the Borrower shall cause satisfactory evidence thereof to be furnished to the RUS; (f) New ERA Stranded Asset Note. That the New ERA Stranded Asset Note shall be authenticated and delivered by the Trustee and advances to be made pursuant to the New ERA Stranded Asset Note, if made in compliance with Section 4.8 of the Indenture, shall be entitled to the benefits of and secured by the lien of the Indenture equally and ratably with all other Outstanding Secured Obligations under the Indenture, and RUS shall have received copies of all certificates and opinions that were delivered to the Trustee in connection with the Trustee’s authentication and delivery of the New ERA Stranded Asset Note; (g) Opinion of Counsel. The RUS shall receive an opinion of counsel for the Borrower (who shall be acceptable to the RUS) with respect to the New ERA Stranded Asset Loan Documents, in form and content acceptable to the RUS; and (h) Additional Conditions for New ERA Stranded Asset Loan. The Borrower has met all additional conditions to closing the New ERA Stranded Asset Loan specified in Schedule 7 hereto. Section 4.2 Conditions to Advances Under any Partially Unadvanced Note or the New ERA Stranded Asset Note The obligation of the RUS to approve any Advance under any Partially Unadvanced Note or the New ERA Stranded Asset Note is subject to the satisfaction of each of the following conditions precedent on or before the date of such Advance (all documents, certificates and other evidence of such conditions precedent are to be satisfactory to the RUS in its reasonable discretion; such satisfaction (or waiver thereof) to be evidenced by the approval or making of the requested Advance): (a) Continuing Representations and Warranties. That the representations and warranties of the Borrower contained in this Agreement be true and correct in all material respects on and as of the date of such Advance as though made on and as of such date (except for any representation or warranty limited by its terms to a specific date; provided that the representations contained in Paragraph (g) of Article II shall be deemed made as of and since the date of the last audited financials of the Borrower);

13 (b) Wholesale Power Contract. That the Borrower shall not be in default under the terms of, or contesting the validity of, any Wholesale Power Contract; (c) Material Adverse Effect. That no event shall have occurred since the date hereof that has had or is likely to have a Material Adverse Effect; (d) Event of Default. That no Event of Default, and no event which with the passage of time or giving of notice specified under Article VII hereof or both would constitute an Event of Default, shall have occurred and be continuing, or shall have occurred after giving effect to such Advance on the books of the Borrower; (e) Requisitions. That the Borrower shall have requisitioned such Advance by submitting a requisition to the RUS in form and substance satisfactory to the RUS; (f) Flood Insurance. That for any such Advance used in whole or in part to finance the construction or acquisition of any building in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 (the “Flood Insurance Act”) or any rules, regulations or orders issued to implement the Flood Insurance Act as any area having special flood hazards, or to finance any facilities or materials to be located in any such building, or in any building owned or occupied by the Borrower and located in such a flood hazard area, the Borrower shall have submitted evidence, in form and substance satisfactory to the RUS or the RUS has otherwise determined, that (i) the community in which such area is located is then participating in the national flood insurance program, as required by the Flood Insurance Act and any related regulations, and (ii) the Borrower has obtained flood insurance coverage with respect to such building and contents as may then be required pursuant to the Flood Insurance Act and any related regulation; (g) Compliance With this Agreement and Indenture. That the Borrower is in material compliance with this Agreement and the Indenture; (h) Oversight Period. That an Increased Oversight Period or a Highest Oversight Period shall not exist; (i) Application of Advances. That the Borrower agrees to apply the proceeds of the Advances under any Partially Unadvanced Note to pay the costs, or reimburse the costs paid, by or on behalf of the Borrower to make the improvements or additions to the System that have been approved by the RUS; (j) Additional Documents. That the Borrower agrees to provide or cause to be provided to RUS such additional documents as RUS may reasonably request from the Trustee; (k) Conditions Precedent to Advance. That all conditions precedent under the Indenture and this Agreement to such Advance have been satisfied or waived, that the RUS has received copies of all certificates and opinions delivered to the Trustee in connection therewith, and that the Trustee has consented to each Advance pursuant to Section 4.8 of the Indenture and the RUS has received a copy of such consent;

14 (l) Cybersecurity. That the Borrower agrees to provide to RUS such evidence as RUS may reasonably request demonstrating that the Borrower has considered and implemented a plan to address cybersecurity risks consistent with the cybersecurity performance goals for critical infrastructure and control systems directed by the National Security Presidential Memorandum on Improving Cybersecurity for Critical Infrastructure Control Systems, or the current draft of these goals, found at https://www.cisa.gov/cross-sector-cybersecurity- performance-goals; and (m) Additional Conditions for New ERA Stranded Asset Loan. With respect to Advances under the New ERA Stranded Asset Note only, the Borrower has met all of the additional conditions to Advance under the Stranded Asset Note specified in Schedule 7 hereto. ARTICLE V − AFFIRMATIVE COVENANTS Section 5.1 Generally Unless otherwise agreed to in writing by the RUS, while this Agreement is in effect, the Borrower shall duly observe each of the affirmative covenants contained in this Article V. Section 5.2 Performance under Indenture The Borrower shall duly observe and perform all of its obligations under the Indenture in all material respects including, without limitation, the obligation to establish and collect Rates in accordance with Section 13.14 of the Indenture. Section 5.3 Annual Compliance Certificate Within one hundred twenty (120) days after the close of each fiscal year, the Borrower shall deliver to the RUS a written statement signed by its General Manager, stating that, to the knowledge of the General Manager, during such year the Borrower has fulfilled its obligations under the Loan Documents throughout such year in all material respects or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to the General Manager and the nature and status thereof. In addition, if the Borrower has treated any Bondable Property, which Bondable Property would otherwise be considered as Retired pursuant to the definition thereof in the Indenture, as not being considered Retired pursuant to the proviso relating to the recovery of a regulatory or similar asset in the definition of Retired in the Indenture, within one hundred and twenty (120) days after the close of each fiscal year during the period such Bondable Property is not considered Retired and otherwise from time to time as RUS shall request during the entirety of the period in which such Bondable Property continues to not be considered as Retired, the Borrower shall deliver to RUS a written statement, including supporting documentation, signed by its General Manager confirming continued amortization and recovery of such regulatory or similar asset in accordance with such proviso, with such written statement and supporting documentation to be in such form as RUS may reasonably request.

15 Section 5.4 Simultaneous Prepayment of Contemporaneous Loans If the Borrower shall at any time prepay in whole or in part any Contemporaneous Loan, the Borrower shall prepay the related Outstanding Note to the Government in the ratio that the unpaid principal balance of such Outstanding Note to the Government bears to the aggregate unpaid principal amount of both such Outstanding Note and the note evidencing the Contemporaneous Loan. If either such Outstanding Note or such other note calls for a prepayment penalty or premium, such amount shall be paid but shall not be used in computing the amount needed to be paid to the Government under this Section 5.4 to maintain such ratio. Prepayments associated with refinancing or refunding a Contemporaneous Loan are not considered to be prepayments for purposes of this Agreement if (i) the principal amount of such refinancing or refunding loan is not less than the amount of loan principal being refinanced and (ii) the weighted average life of the refinancing or refunding loan is not less than the weighted average remaining life of the loan being refinanced. Section 5.5 Coverage Ratios (a) Routine Reporting of Coverage Ratios. In connection with the furnishing of its annual report to the RUS pursuant to Section 5.9 hereof, the Borrower shall report to the RUS, in such written format as RUS may require, the Margins for Interest level which was achieved during such fiscal year. (b) Corrective Plans. Within thirty (30) days of (i) sending a notice to the RUS under Subsection (a) of this Section 5.5 that shows the Margins for Interest level specified by Section 13.14 of the Indenture was not achieved for any fiscal year, or (ii) being notified by the RUS that the Margins for Interest level specified by Section 13.14 of the Indenture was not achieved for any fiscal year, whichever is earlier, the Borrower in consultation with the RUS shall provide a written plan reasonably satisfactory to the RUS setting forth the actions that shall be taken to achieve the specified Margins for Interest level on a timely basis. Section 5.6 Financial Books The Borrower shall at all times keep, and safely preserve, proper books, records and accounts in which full and true entries shall be made of all of the dealings, business and affairs of the Borrower and its Subsidiaries, in accordance with any applicable Accounting Requirements. Section 5.7 Rights of Inspection The Borrower shall afford the RUS, through its representatives, reasonable opportunity, at all times during business hours and upon prior notice, to have access to and the right to inspect the System, any other property encumbered by the Indenture, and any or all books, records, accounts, invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Borrower or in any way pertaining to its property or business, including its Subsidiaries, if any, and to make copies or extracts therefrom.

16 Section 5.8 Real Property Acquisition In acquiring real property, the Borrower shall comply in all material respects with the provisions of the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, as amended by the Uniform Relocation Act Amendments of 1987, and 49 C.F.R. part 24, referenced by 7 C.F.R. part 21, to the extent applicable to such acquisition. Section 5.9 Financial Reports The Borrower shall cause to be prepared and furnished to the RUS, within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a full and complete annual report of its financial condition and of its operations in form and substance satisfactory to the RUS, audited and certified by an independent certified public accountant satisfactory to the RUS and accompanied by a report of such audit in form and substance reasonably satisfactory to the RUS. If requested by the RUS, the Borrower shall also furnish to the RUS from time to time such other reports concerning the financial condition or operations of the Borrower, including its Subsidiaries, as the RUS may reasonably request or RUS Regulations require. Section 5.10 Miscellaneous Reports and Notices The Borrower shall furnish to the RUS: (a) Notice of Default. Promptly after becoming aware thereof, notice of: (i) the occurrence of any Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default; and (ii) the receipt of any notice given pursuant to the Indenture with respect to the occurrence of any event which with the giving of notice or the passage of time, or both, could become an “Event of Default” under the Indenture; (b) Notice of Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency or instrumentality affecting the Borrower which could reasonably be expected to have a Material Adverse Effect; (c) Notice of Change of Place of Business. Promptly in writing, notice of any change in location of its principal place of business or the office where its records concerning accounts and contract rights are kept; (d) Regulatory and Other Notices. Promptly after receipt thereof, copies of any notices or other communications received from any governmental authority with respect to any matter or proceeding which could reasonably be expected to have a Material Adverse Effect; (e) Ratings. Promptly after receipt thereof, copies of Credit Ratings and copies of any reports with respect to the Borrower or its Credit Rating issued by any Rating Agency; (f) Material Adverse Effect. Promptly after becoming aware thereof, notice of any matter that would reasonably be expected to have a Material Adverse Effect; and

17 (g) Other Information. Such other information regarding the condition, financial or otherwise, operations, properties or business of the Borrower as the RUS may, from time to time, reasonably request. Section 5.11 Variable Rate Indebtedness In connection with the furnishing of its annual report to the RUS pursuant to Section 5.9 hereof, if requested by the RUS, the Borrower shall report to the RUS, in such written format as may be acceptable to the RUS, the specific maturities of all of the Borrower’s outstanding indebtedness and the interest rates applicable thereto, including, without limitation, with respect to any indebtedness not bearing a fixed rate through the maturity of such indebtedness the method and timing for adjustment and readjustment of the applicable interest rate. Section 5.12 Special Construction Account The Borrower shall continue to maintain the “Special Construction Account” maintained under the Existing Loan Contract and continue to hold therein all moneys currently held therein, as provided in this Section 5.12. The Special Construction Account shall be insured to the extent insurable by the Federal Deposit Insurance Corporation or other federal agency acceptable to the RUS and shall be designated by the corporate name of the Borrower followed by the words “Special Construction Account.” The Borrower shall promptly deposit proceeds from all Advances, including previously advanced funds whose original expenditure has been disallowed by a RUS loan fund audit, into the Special Construction Account. Moneys in the Special Construction Account shall be used solely for the purposes for which the Advance was made or for such other purposes as may be approved by the RUS. Section 5.13 Compliance with Laws The Borrower shall operate and maintain the System and its properties in compliance in all material respects with all applicable Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. Section 5.14 Plant Agreements (a) Enforcement. If the RUS, in its absolute discretion, shall determine it appropriate or necessary to preserve the security for the Loans, subject to the provisions of the Indenture and provided not inconsistent with the provisions of the applicable Plant Agreement, the RUS may require in writing the Borrower to authorize and empower the Government to enforce any Plant Agreement to the extent the Borrower has a right to enforce such Plant Agreement, with the form of such written authorization to be prescribed by the RUS. (b) Appointment of Agent. If the appointment of Georgia Power Company as agent under any Plant Agreement is terminated in whole or in part, and if the Borrower is not qualified to serve as agent, then the RUS may require the Borrower to take all action that the Borrower is entitled to take to cause the appointment of the Government or such agency of the Government or other third party as the RUS shall designate in writing, as agent under any such Plant Agreement, to the extent and with such duties, rights, power and authority as the RUS shall prescribe in writing, not inconsistent with the provisions of such Plant Agreement.

18 Section 5.15 Lockbox Agreement The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, amend, supplement, or otherwise modify the Lockbox Agreement. During a Highest Oversight Period, the Borrower shall, if so directed in writing by the Administrator of the RUS, (a) deposit, pursuant to such Lockbox Agreement, all cash proceeds of the Trust Estate, including, without limitation, checks, money and the like (other than cash proceeds deposited or required to be deposited with the Trustee pursuant to the Indenture), which cash proceeds shall include, without limitation, all payments by members of the Borrower on account of the Wholesale Power Contracts, in separate deposit or other accounts, segregated from all other monies, revenues and investments of the Borrower, and (b) take all such other actions as the RUS shall request to continue perfection of the lien of the Indenture in such proceeds for the benefit of all Holders of the Outstanding Secured Obligations. Section 5.16 Nuclear Fuel, Coal, Oil and Natural Gas Upon the written request of the RUS, to the extent the Borrower owns nuclear fuel, coal, oil or natural gas located outside the State of Georgia as to which a security interest can be created under the Uniform Commercial Code and perfected solely by the filing of a financing statement under the Uniform Commercial Code, the Borrower shall cause such nuclear fuel, coal, oil or natural gas to be subjected to the lien of the Indenture. Section 5.17 Power Requirements Studies The Borrower shall prepare and use power requirements studies of its electric loads and future energy and capacity requirements, taking into account the power requirements of its member systems and non-member obligations and opportunities (including sales into or purchases from an RTO), in conformance with Prudent Utility Practice. Section 5.18 Engineering Planning The Borrower shall conduct engineering planning with respect to its System in accordance with Prudent Utility Practice. Section 5.19 Procurement The Borrower shall conduct its procurement of equipment, materials and services with respect to its System in accordance with Prudent Utility Practice and, in connection with any construction to be financed in whole or in part by the RUS, shall comply with 7 C.F.R. § 1726.23 (Qualification of Bidders). Section 5.20 Construction Work Plans The Borrower shall develop, maintain and use construction work plans in connection with any construction to be financed in whole or in part by the RUS. Such construction work plans will be prepared in conformance with RUS Regulations.

19 Section 5.21 Design Standards, Construction Standards and List of Materials (a) Design Standards, Construction Standards and List of Materials. The Borrower shall use design standards, construction standards and lists of acceptable materials in conformance with Prudent Utility Practice, including applicable laws and national standards. Any construction by the Borrower to be financed in whole or in part by the RUS shall be in general conformance with the description thereof in the applicable submitted construction work plan, or if there are any changes to such construction, such changes shall be made in conformance with 7 C.F.R. Part 1b (National Environment Policy Act). (b) Seismic Safety Requirements. With respect to construction financed in whole or in part by the RUS, the Borrower shall comply with the seismic design requirements of 7 C.F.R. Part 1792, to the extent applicable to such construction. (c) Lobbying Requirements. With respect to construction financed in whole or in part by the RUS, the Borrower shall comply with the requirements of 2 C.F.R. Part 418 and all contracts or subcontracts relating to such construction shall contain the requirements of 2 C.F.R. Part 418, in each case to the extent applicable to such construction. (d) Debarment Requirements. With respect to construction financed in whole or in part by the RUS, the Borrower shall comply with the requirements of 7 C.F.R. §1710.123, to the extent applicable to such construction. (e) Anti-Kickback Requirements. With respect to construction financed in whole or in part by the RUS, the Borrower shall comply with the so-called “Kickback Statute” (18 U.S.C. §874) and the regulations issued pursuant thereto. (f) Other Regulatory Requirements. The Borrower shall comply with other Federal statutory or regulatory requirements relating to construction that apply generally to any project or entity receiving Federal financial assistance (not just those relating specifically to rural electrification) and that apply to the Borrower independent of any requirement made applicable solely by the RUS Regulations. (g) Contract Compliance Certificate. In connection with any loan application for construction of Projects to be financed in whole or in part by the RUS, the Borrower shall submit an Officer’s Certificate of the Borrower representing and warranting that each construction, procurement, engineering, architectural or joint ownership contract that has been executed and delivered, or is to be executed and delivered, by the Borrower in connection with such Projects, contains or will contain the contract provisions, if any, required to be contained therein pursuant to any applicable requirement of 7 C.F.R. §§ 1724.7 (Debarment and Suspension) and .8 (Restrictions on Lobbying), 7 C.F.R. §§ 1726.15 (Buy-American), .16 (Debarment and Suspension) and .17 (Restrictions on Lobbying), .23 (Qualification of Bidders) and .405 (RUS Form 219), and 7 C.F.R. §§ 1710.122 through 1710.125 (EEO and Non-discrimination; Debarment and Suspension; Uniform Relocation Act; Restrictions on Lobbying); provided, however, that this certification shall not apply to any such contract (i) with a total price of less than $5,000,000, (ii) constituting a joint ownership contract entered into prior to the date hereof or that has been approved by RUS (or not objected to by RUS after compliance by the Borrower

20 with the requirements of Section 9.1 hereof), or (iii) entered into under or pursuant to any joint ownership contract described in clause (ii) of this proviso under which the Borrower is not the Agent. In the event that the Borrower is unable to make such certification for any such applicable contract, the Borrower will identify such contract and provide an explanation as to the extent to which such contract does not or will not contain any such required contract provision or provisions. Failure to deliver the Officer’s Certificate described in this Section 5.21(g) shall not constitute an Event of Default hereunder; provided, however, that such failure may affect RUS’s approval of the applicable RUS loan application for which such Officer’s Certificate should have been delivered. Nothing in this Section 5.21(g) shall be construed to constitute a waiver of any of the requirements cited above or any other generally applicable federal requirements or of the Borrower’s other obligations under this Agreement in order to be eligible for RUS financing. Section 5.22 “Buy American” Requirements The Borrower shall use or cause to be used in connection with the expenditures of funds if such funds were obtained in whole or in part by a loan being made or guaranteed by the RUS only such unmanufactured articles, materials, and supplies as have been mined or produced in the United States or any eligible country, and only such manufactured articles, materials, and supplies as have been manufactured in the United States or any eligible country substantially all from articles, materials, and supplies mined, produced or manufactured, as the case may be, in the United States or any eligible country, except to the extent the RUS shall determine that such use shall be impracticable or that the cost thereof shall be unreasonable. For purposes of this section, an “eligible country” is any country that has with respect to the United States an agreement ensuring reciprocal access for United States products and services and United States suppliers to the markets of that country, as determined by the United States Trade Representative. Section 5.23 Maintenance of Credit Ratings As long as any Note remains outstanding, the Borrower shall (a) maintain a Credit Rating from at least two (2) Rating Agencies and (b) continuously subscribe with a Rating Agency for the services described in Exhibit A hereto. Section 5.24 Application of Advances The Borrower shall apply the proceeds of Advances as provided in Section 4.2(i) hereof, with only such modifications as may be mutually agreed upon. Section 5.25 Excepted Property During a Highest Oversight Period, the Borrower shall take all actions necessary to include in the Trust Estate, subject to the first lien of the Indenture, the Excepted Property designated in writing by the Government; provided, however, the Borrower shall not be required to subject to the lien of the Indenture cash and/or securities held for working capital purposes in an amount up to the greater of (i) twenty five percent (25%) of the Borrower’s aggregate cost of operation and maintenance for the preceding twelve (12) calendar month period or (ii) the Borrower’s aggregate cost of operation and maintenance for three (3) consecutive calendar

21 months designated by the Borrower during such preceding twelve (12) calendar month period as shown on Financial and Operating Report Electric – Power Supply, lines 14 and 19. Section 5.26 Additional Affirmative Covenants The Borrower also shall comply with the additional affirmative covenants identified in Schedule 4 hereto. Section 5.27 Additional Affirmative Covenants for the New ERA Stranded Asset Loan For so long as the New ERA Stranded Asset Loan remains committed or outstanding and solely with respect to the New ERA Stranded Asset Loan, the Borrower also shall comply with the additional affirmative covenants specified in Schedule 7 hereto. ARTICLE VI − NEGATIVE COVENANTS Section 6.1 General Unless otherwise agreed to in writing by the RUS, while this Agreement is in effect, the Borrower shall duly observe each of the negative covenants set forth in this Article VI. Section 6.2 Limitations on Additions to Capacity and Dispositions of System Assets (a) Additions to Capacity. The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, purchase, construct, lease or otherwise acquire a Special Asset (as defined below) if the aggregate amount to be expended for the purchase, construction, lease or other acquisition of such Special Asset is, at the time of commencement of construction or the date of committing to the purchase, lease or other acquisition thereof, reasonably estimated by the Borrower to exceed 5% of the Borrower’s Total Utility Plant. For the purposes of this Subsection (a), “Special Assets” means capital assets that constitute non-utility plant and that: (1) are not subject to the lien of the Indenture and are not nuclear fuel; or (2) are not used or useful as a part of the System. The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, purchase, construct, lease or otherwise acquire a capital asset (other than a capital asset acquired with at least 85% of the acquisition cost paid from the proceeds of non-recourse obligations) that, taking into account any substantially contemporaneous or otherwise related sale, transfer, lease or other disposition increases the generating capacity of the System or any generating plant of the Borrower by more than 5%, if the aggregate amount to be expended for the purchase, construction, lease or other acquisition of such capital asset is, at the time of commencement of construction or the date of committing to the purchase, lease or other acquisition thereof, reasonably estimated by the Borrower to exceed 10% of the Borrower’s Total Utility Plant. (b) Dispositions of System Assets. The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, request the release of a capital asset that constitutes utility plant from the lien of the Indenture pursuant to Section 5.2 of the Indenture if (taking into account any substantially contemporaneous or otherwise related purchase, construction, lease or other acquisition of similar property that is subject to the lien of the Indenture) there will result a

22 decrease in the generating capacity of the System or any generating plant by more than 5% and the net book value of such asset is greater than 5% of the Borrower’s Total Utility Plant. (c) Legal Requirements. The requirements of this Section 6.2 shall not apply to any purchase, construction, lease or other acquisition, or any sale, transfer, lease or other disposition, of capital assets to the extent that any of the foregoing is required to comply with (i) “Legal Requirements” (as defined in the Wholesale Power Contract), or (ii) obligations of the Borrower under any joint ownership agreement that has been approved by the RUS or which has been entered into in compliance with the terms of this Agreement. No such purchase, construction, lease or other acquisition and no such sale, transfer, lease or other disposition shall be considered in calculating the aggregate limitations specified in Subsections (a) or (b) of this Section 6.2. (d) Highest Oversight Period. During a Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, purchase, construct, lease or otherwise acquire, or sell, transfer, lease or otherwise dispose of, any capital asset, or enter into any agreement therefor. Section 6.3 Limitations on Employment and Retention of General Manager At any time an Event of Default, or an event which with the passage of time or the giving of notice, or both, would become an Event of Default, occurs and is continuing, the Borrower shall not, without the prior written approval of the RUS, enter into an employment relationship with any person to serve as General Manager unless such employment shall first have been approved by the RUS. If an Event of Default, or an event which with the passage of time or the giving of notice, or both, would become an Event of Default, occurs and is continuing and the RUS requests the Borrower to terminate the employment of its General Manager, the Borrower shall do so within thirty (30) days after the date of such request. All contracts in respect of the employment of the General Manager hereafter entered into shall contain provisions to permit compliance with this Section 6.3. Section 6.4 Limitations on Certain Types of Contracts (a) Notice of Certain Contracts. The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, enter into any of the following: (i) any contract for the management or operation of all or substantially all of the System; (ii) any contract for the exchange or sale of electric power and energy that has a term exceeding five (5) years and under which committed exchanges or sales in any given hour exceed ten percent (10%) of the peak demand of the System for the most recently completed fiscal year; (iii) any pooling or similar power supply agreement that has a term exceeding five (5) years and demand in any given hour is expected to exceed ten percent (10%) of the peak demand of the System for the most recently completed fiscal year; and

23 (iv) any amendment or modification to any of the Wholesale Power Contracts, including the Schedules thereto and the form of Withdrawal Agreement incorporated therein, except that the Borrower may amend or modify any of (A) Exhibit 1 to “Rate Schedule A” thereto; (B) the Exhibits to Appendix 1 to “Rate Schedule A” thereto in the manner expressly provided in the Wholesale Power Contracts; (C) Sections I and II of Appendix 2 (Control Area Services) to “Rate Schedule A” thereto; (D) Appendix 3 (General Terms and Conditions) to “Rate Schedule A” thereto; (E) Schedule B – Form of Subscription Agreement in the manner expressly provided in Section 13.3.1 of the Wholesale Power Contracts; and (F) the Wholesale Power Contracts in the manner expressly provided in any “Withdrawal Agreement” (as defined in the Wholesale Power Contracts) entered into in connection with such Wholesale Power Contracts. (b) Terminations. The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, exercise any option to terminate any contract, including, without limitation, any Wholesale Power Contract, if such contract, based upon its nature, remaining term (not taking into account any option of the Borrower to terminate) and size, would be required to be approved by the RUS pursuant to Subsection (a) of this Section 6.4 if the Borrower were to have entered into such contract on the proposed termination date. The Borrower further agrees at the written direction of the RUS to exercise any option to terminate a contract if the exercise by the Borrower of that option would require compliance with the requirements of Section 9.1 hereof pursuant to the immediately preceding sentence; provided, however, the Borrower shall not be required to exercise any such option to terminate if such exercise could reasonably be expected to have a Material Adverse Effect. For the purpose of illustration only, and not by way of limitation, the Borrower shall be required to comply with the requirements of Section 9.1 hereof before terminating, and the RUS can require the Borrower to terminate, in any year before year five (5) thereof, a ten (10) year contract for the sale of electric power and energy that exceeds ten percent (10%) of the Borrower’s peak demand because the portion of the contract to be terminated meets the standards of Subsection (a)(ii) of this Section 6.4 (i.e., a term greater than five (5) years for the committed sale of electric power and energy that exceeds ten percent (10%) of the Borrower’s peak demand). The Borrower can terminate without first complying with the requirements of Section 9.1 hereof, and the RUS cannot require the Borrower to terminate, that same contract after year five (5) thereof. (c) Highest Oversight Period. During a Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, enter into or amend or modify any of the contracts of the type described in this Section 6.4, regardless of duration or size. (d) Determination of Term. For purposes of this Section 6.4, the term of any contract shall be determined in accordance with this Subsection. The term of any contract shall be the period during which performance (other than payment) is to occur and not the period commencing when such contract is executed. The term of any contract shall be based upon the period prior to the first date upon which the Borrower could, at its option, terminate the contract (taking into account any notice period required for termination), unless the exercise of such termination right could reasonably be expected to have a Material Adverse Effect.

24 (e) Amendments; Extensions. Any amendment or modification to an existing contract (including an extension thereof) shall be governed by this Section 6.4 only to the extent such specific amendment or modification (and not the contract as a whole), judged as if it were a separate contract, would be required to be approved by the RUS pursuant to Subsection (a) of this Section 6.4. (f) Legal Requirements. The requirements of this Section 6.4 shall not apply to entering into, or the termination, amendment or extension of, any contract to the extent that any of the foregoing is required to comply with applicable Law or the requirements of any applicable RTO. Section 6.5 Limitations on Loans, Investments and Other Obligations The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, make any Investment, except (i) Investments made for the purpose of funds management or designated as a reserve against the decommissioning of utility plant that are made pursuant to an investment policy approved by the Borrower’s Board of Directors, a copy of which has been provided to the RUS, (ii) those Investments identified on Schedule 6 hereto (unless otherwise specifically indicated on Schedule 6 hereto, all such Investments shall be those existing on the date hereof and shall not include any additional cash contributions, advances, loans or deposits made by the Borrower after the date hereof) and Investments specifically approved by the RUS in writing under this clause (ii), (iii) retained earnings or patronage of Subsidiaries, (iv) patronage allocated to the Borrower as a result of transactions in the ordinary course of business with cooperatives, such as, National Rural Utilities Cooperative Finance Corporation and CoBank, ACB, (v) investments set forth in RUS Regulations (7 C.F.R. § 1717.655, as such RUS Regulations exist on the date hereof) as excluded from computations of the amounts and type of Investments for which RUS approval is required, and (vi) other Investments (valued at the initial cost thereof) that do not in the aggregate with all other Investments other than Investments described in clauses (i) through (v) above exceed fifteen percent (15%) of the Borrower’s Total Utility Plant; provided, however, that during an Increased Oversight Period, or Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, make any additional Investments of the type described in clause (vi) above. Section 6.6 Accounting The Borrower shall not adopt any depreciation rate, defer any expenses or revenues, establish any regulatory asset or liability or make any other departure from Accounting Requirements for the purposes of financial reporting, the establishment of Rates or otherwise unless approved for the Borrower by the RUS; provided that, for purposes of compliance with this Agreement, the Indenture, the RUS Regulations or otherwise, any Board approved depreciation rate (including change in an existing depreciation rate), deferral of expenses or revenues, or establishment of a regulatory asset or liability is deemed approved by the RUS thirty (30) days after receipt by the RUS of written notice pursuant to this Section 6.6 of the Borrower’s intent to take such action unless the RUS notifies the Borrower otherwise or notifies the Borrower that specific additional information is required for RUS to make a determination (all notices from the RUS to be given in writing before the expiration of the thirty-day period).

25 Section 6.7 Rate Reductions The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, decrease its Rates if it has failed to comply with the provisions of Section 13.14 of the Indenture for the fiscal year prior to such reduction. Section 6.8 Indenture Restrictions Notwithstanding the provisions of the Indenture, the Borrower shall not, without first complying with the requirements of Section 9.1 hereof: (a) issue Additional Obligations under the Indenture on the basis of the $200,000,000 carry forward amount described in Section 4.2B(1) of the Indenture, unless the proceeds of such Additional Obligations are used (i) to pay premiums and other penalties and charges in respect of any Existing Obligation held by FFB or the RUS, (ii) to fund the acquisition or construction of additions or extensions to the System that are subject to the lien of the Indenture, or (iii) to pay premiums and other penalties, charges and other costs of issuance incurred in connection with a Current Refunding in an aggregate amount not to exceed five percent (5%) of the principal amount of the Obligations subject to the Current Refunding; (b) issue Additional Obligations under the Indenture while any amounts are outstanding under any RUS Reimbursement Obligation or during an Increased Oversight Period or a Highest Oversight Period; (c) consolidate or merge with any other corporation or convey or transfer the Trust Estate under the Indenture substantially as an entirety unless the aggregate amount of the Borrower’s Equity is not reduced as a result of such transaction and the Borrower provides the RUS with evidence reasonably satisfactory to the RUS that the consummation of such transaction will not result in the commencement of an Increased Oversight Period or a Highest Oversight Period; provided, however, that during an Increased Oversight Period or a Highest Oversight Period, the Borrower shall not consolidate or merge with any corporation or convey or transfer the Trust Estate substantially as an entirety; (d) elect pursuant to Section 1.1D of the Indenture to apply Accounting Requirements in effect as of the date of execution and delivery of the Indenture; (e) (i) include as Property Additions, under any provision of the Indenture, any property that would not qualify as Property Additions but for paragraph C of the definition of Property Additions in the Indenture, except such Property Additions related to a PILOT Transaction or (ii) sell, lease or sublease any portion of the Trust Estate pursuant to paragraph H of Section 5.1 of the Indenture, except in connection with a PILOT Transaction; (f) submit an Available Margins Certificate under Article IV of the Indenture for the purpose of issuing Additional Obligations unless such Available Margins Certificate is accompanied by an Independent Accountant’s certificate stating in substance that nothing came to the attention of such Accountant in connection with its unaudited review of the applicable period that would lead such Accountant to believe that there was any incorrect or inaccurate statement in such Available Margins Certificate;

26 (g) enter into a Supplemental Indenture pursuant to Section 12.1H of the Indenture; (h) enter into a Supplemental Indenture pursuant to Section 12.1B or 12.1C of the Indenture if (i) the Holders of the Obligations issued under such Supplemental Indenture are granted greater security rights in and to the Trust Estate than those security rights enjoyed by the Government in its capacity as a Holder of Obligations under the Indenture, provided, however, that neither (A) the existence of Credit Enhancement nor (B) the creation and maintenance of debt service or similar funds for the payment of the principal and interest on Obligations issued under such Supplemental Indenture (to the extent such debt service or other similar funds are funded from the proceeds of the issuance of such Obligations or funded in connection with the refinancing of other debt by such Obligations), shall constitute greater security rights in and to the Trust Estate requiring the Borrower to comply with the requirements of Section 9.1 hereof; (ii) the Supplemental Indenture provides for covenants, restrictions, limitations, conditions, events of defaults or remedies not applicable to all Obligations then Outstanding or not equally available to all Holders of Obligations then Outstanding, provided, however, that provisions for covenants and events of default that relate solely to assuring that the interest on such Obligations (or other indebtedness secured by such Obligations) is excludable from the gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, shall not constitute the providing of covenants or events of default requiring the Borrower to comply with the requirements of Section 9.1 hereof; or (iii) the Obligations issued under such Supplemental Indenture, or the indebtedness secured by such Obligations, can be accelerated, or effectively accelerated through a mandatory purchase or similar mechanism, in either case, as a consequence of a breach or default by the Borrower under the related loan agreement or similar agreement entered into in connection with such Obligation or indebtedness, provided, however, that acceleration and similar rights may be granted to development authorities, government or governmental entities, or trustees without first complying with the requirements of Section 9.1 hereof in connection with the issuance of Obligations (or other indebtedness secured by or issued in connection with such Obligations) the interest on which is excludable from the gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, if such acceleration and similar rights are substantially similar to those customarily granted to development authorities, government or governmental entities, or trustees; (i) create or incur or suffer or permit to be created or incurred or to exist any pledge of current assets secured under the Indenture to secure current liabilities; provided, however, that the Borrower may pledge current receivables due from the RTO or other counterparties to secure current payables due to the RTO or other counterparties if the contracts under which such receivables and payables arise are secured under the Indenture; (j) provide any Certificate of an Appraiser under the Indenture, unless such Appraiser is Independent, if the amount of the property or securities as to which the Appraiser’s Certificate applies is greater than four percent (4%) of the Borrower’s Total Utility Plant; provide any Certificate of an Engineer under the Indenture, unless such Engineer is a licensed professional, if the amount of the property as to which the Engineer’s Certificate applies is greater than one hundred thousand dollars ($100,000); or provide any Certificate of an Engineer under the Indenture with respect to all or any portion of a Project, unless such Engineer is Independent, if the fair value or the repair cost of such Project is greater than four percent (4%) of the Borrower’s Total Utility Plant (or, upon the prior written request of the RUS, such lower

27 amount as the RUS may designate in such notice as to any Project or Projects referenced in such notice); (k) issue any Additional Obligations upon the basis of Designated Qualifying Securities unless the Borrower has a one hundred percent (100%) ownership or membership interest in the Subsidiary entering into a Qualifying Securities Indenture in connection with such Designated Qualifying Securities; (l) modify or alter Section 8.7 of the Indenture or the obligation of the Trustee under the Indenture to hold the Trust Estate for the equal and proportionate benefit and security of the Holders, without any priority of any Obligation over any other Obligation; (m) issue any Additional Obligations upon the basis of Certified Progress Payments; (n) release any part of the Trust Estate pursuant to Section 5.2 of the Indenture other than in connection with selling, exchanging or otherwise disposing of such part of the Trust Estate; (o) enter into a Supplemental Indenture pursuant to Section 12.2 of the Indenture permitting the creation of any lien ranking prior to or on a parity with the Indenture with respect to the Trust Estate; or (p) treat any Bondable Property, which Bondable Property would otherwise be considered as Retired pursuant to the definition thereof in the Indenture, as not being considered Retired pursuant to the proviso relating to rate recovery in the definition of Retired in the Indenture. Section 6.9 Negative Pledge The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, directly or indirectly create, incur, assume or permit to exist any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other agreement to give any security interest) on or with respect to any of the Excepted Property (other than the Excepted Property described in paragraph P of the definition of Excepted Property, which property shall not be subject to this Section 6.9) except for: (a) Permitted Exceptions (other than the Permitted Exception described in paragraph Y of the definition of Permitted Exceptions in the Indenture unless the current assets pledged are due from an RTO or other counterparty and are pledged to secure current liabilities of the Borrower due to such RTO or other counterparty); (b) as to the Excepted Property described in paragraphs B through E, inclusive, and paragraph K of the definition of Excepted Property in the Indenture, liens, mortgages, pledges, security interests, charges and encumbrances in connection with purchase money, construction or acquisition indebtedness (or renewals or extensions thereof) that encumber only the asset or assets so purchased, constructed or acquired or property improved through such purchase, construction or acquisition, and the proceeds upon a sale, transfer or exchange thereof;

28 (c) liens, mortgages, pledges, security interests, charges and encumbrances (i) for the benefit of all Holders of the Obligations issued under the Indenture, (ii) in connection with any bond or similar fund established by the Borrower with respect to any debt securities, the interest on which is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, to the extent of amounts deposited in such funds in the ordinary course to make regularly scheduled payments on such debt securities, or (iii) in connection with any debt service or similar fund established by the Borrower for the payment of principal or interest on debt securities, the interest on which is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, if such fund is funded solely from the proceeds of the issuance of such debt securities (or funded in connection with the refinancing of other debt by such debt securities); (d) liens, pledges, security interests, charges and encumbrances with respect to any interest, debt or equity, of the Borrower in the National Rural Utilities Cooperative Finance Corporation or CoBank, ACB purchased or otherwise acquired by the Borrower in connection with membership in any such entity or any borrowing from any such entity; (e) liens, pledges, security interests, charges and encumbrances arising in connection with any legal or economic defeasance of indebtedness, unless the funding of the defeasance is during an Increased Oversight Period or a Highest Oversight Period and more than twenty percent (20%) of the defeasance is funded other than with the proceeds of the issuance of new indebtedness (in which case the Borrower shall first comply with the requirements of Section 9.1 hereof before permitting or creating any such lien, pledge, security interest, charge or encumbrance); (f) liens, pledges, security interests, charges and encumbrances with respect to deposit, brokerage, commodity and other similar accounts to the extent such liens, pledges, security interests, charges and encumbrances do not secure indebtedness for borrowed money other than indebtedness incurred in connection with acquiring securities or other investments deposited in any such account; or (g) liens, pledges, security interests, charges and encumbrances on (i) cash, (ii) securities or deposits issued, guaranteed or fully insured as to payment by the Government or any agency thereof, or (iii) Investments of the type permitted under Section 6.5 hereof, to the extent required to be provided by the Borrower as collateral for any obligation of the Borrower under (A) any agreement or other instrument relating to any rate, index or price swap, basis swap, forward rate, index or price transaction, commodity swap, commodity option, cap, collar or floor transaction, or other similar transaction entered into by the Borrower for the purpose of directly mitigating risks associated with interest expense, fuel or other commodity expense, (B) any power purchase or sale obligation, (C) any agreement or arrangement entered into, with or through, the RTO, (D) any other similar obligation, commitment or liability of the Borrower, or (E) any letter of credit issued on behalf of the Borrower, in each case of subclauses (A) through (E), arising in connection with the Borrower’s business and properties and not entered into for the purpose of speculation; provided, however, that at any time the amount of such cash, securities, deposits and Investments subject to any lien, pledge, security interest, charge or encumbrance under this clause (g) in the aggregate may not exceed ten percent (10%) of the Borrower’s Total Utility Plant.

29 Section 6.10 Environmental Allowances and Credits The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, sell, assign or otherwise dispose of (or enter into any agreement therefor) any Environmental Allowances and Credits; provided, however, that compliance with the requirements of Section 9.1 hereof shall not be required for the sale, assignment, or other disposition of Environmental Allowances and Credits that (i) exceed those necessary in any particular fiscal year for the Borrower to operate its generating facilities during such year, as evidenced by a written certification by the Borrower and provided to the RUS no more than ninety (90) days after such sale, assignment or other disposition, or (ii) are sold, assigned or otherwise disposed of (x) pursuant to any sale, assignment or disposition required by Law or (y) pursuant to any power purchase or sale, joint ownership or similar agreement that has been approved by the RUS or which has been entered into in compliance with the terms of this Agreement. Section 6.11 Changes to Plant Agreements The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, amend, supplement, waive, extend, terminate or assign the Plant Agreements or agree to do so. Section 6.12 Fiscal Year The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, change its fiscal year. Section 6.13 Limits on Variable Rate Indebtedness During an Increased Oversight Period or a Highest Oversight Period, the Borrower shall not, if so directed in writing by the RUS, increase the outstanding principal amount of indebtedness of the Borrower, the interest rate with respect to which is adjusted or readjusted at intervals of less than two (2) years, including, without limitation, Additional Obligations issued as a Periodic Offering, the interest rate on which is subject to such adjustment or readjustment, to an amount exceeding the amount thereof outstanding on the date of such notice from the RUS. Section 6.14 Limitations on Changing Principal Place of Business Without prior written notification to the RUS, the Borrower shall not change its principal place of business. Section 6.15 Limitations on RUS Financed Extensions and Additions The Borrower shall not extend or add to its System either by construction or acquisition if the construction or acquisition is financed or will be financed in whole or in part by the RUS without either (i) the prior written approval of the RUS or (ii) prior submission of a construction work plan that describes such extension or addition to its System or a Notice of Intent by the Borrower to the RUS. Nothing in this Section 6.15 shall be construed as either committing or obligating the RUS to provide financing with respect to such extension or addition or waiving

30 the Borrower’s obligation to comply with 7 C.F.R. Part 1b (National Environment Policy Act) in order to be eligible for RUS financing. Section 6.16 Historic Preservation The Borrower shall not, without approval in writing by the RUS, use any Advance to construct any facility which shall involve any district, site, building, structure or object which is included in, or eligible for inclusion in, the National Register of Historic Places maintained by the Secretary of the Interior pursuant to the Historic Sites Act of 1935 and the National Historic Preservation Act of 1966. Section 6.17 Impairment of Wholesale Power Contracts The Borrower shall not materially breach any obligation to be paid or performed by the Borrower on any Wholesale Power Contract, or take any action with respect to any Wholesale Power Contract which would reasonably be expected to have a Material Adverse Effect. Section 6.18 State Regulation The Borrower shall not elect to be regulated by any state governmental agency or authority. Section 6.19 Limitations on Short-Term Indebtedness The Borrower shall not, without first complying with the requirements of Section 9.1 hereof, on any date permit Short-Term Indebtedness to exceed thirty percent (30%) of the Borrower’s Total Utility Plant. As used in this Section 6.19, “Short-Term Indebtedness” means the result of (a) all indebtedness of, or guaranteed or in effect guaranteed (whether directly or indirectly, contingent or otherwise) against loss in respect thereof to the holder thereof by, the Borrower (other than trade payables) which on the date of original issuance is classified as short- term debt under Accounting Requirements minus (b) the sum of (1) all indebtedness covered in clause (a) of this sentence owed to any one or more members of the Borrower plus (2) all unadvanced amounts under closed, long-term (with a stated maturity date of greater than one year from the date of closing) loan, credit or similar facilities of the Borrower. Section 6.20 Certain Indenture Amendments The Borrower shall not enter into any Supplemental Indenture pursuant to Section 12.1K of the Indenture unless the Borrower has furnished to RUS a copy of such Supplemental Indenture at least sixty (60) days prior to execution by the Trustee of such Supplemental Indenture. Section 6.21 Additional Negative Covenants The Borrower also shall comply with the additional negative covenants identified in Schedule 4 hereto.

31 Section 6.22 Additional Negative Covenants for the New ERA Stranded Asset Loan For so long as the New ERA Stranded Asset Loan remains committed or outstanding and solely with respect to the New ERA Stranded Asset Loan, the Borrower also shall comply with the additional negative covenants specified in Schedule 7 hereto. ARTICLE VII − EVENTS OF DEFAULT The following shall be “Events of Default” under this Agreement: (a) Representations and Warranties. Any representation or warranty made by the Borrower in Article II hereof, in any certificate furnished to the RUS hereunder or in the Indenture shall be incorrect in any material respect at the time made; (b) Payment. Default shall be made in the payment of or on account of interest on or principal of any Note when and as the same shall be due and payable, whether by acceleration or otherwise, which shall remain unsatisfied for five (5) Business Days; (c) Borrowing Under the Indenture in Violation of the Loan Contract. Default by the Borrower in the observance or performance of any covenant or agreement contained in Subsection (a) or (b) of Section 6.8 hereof; (d) Other Covenants. Default by the Borrower in the observance or performance of any other covenant or agreement contained in any of the Loan Documents, which shall remain unremedied for thirty (30) calendar days after written notice thereof shall have been given to the Borrower by the RUS, unless such default cannot be reasonably cured within such thirty (30) day period, then in such event and so long as a cure is being diligently pursued, the Borrower shall have a reasonable period of time beyond such thirty (30) days to complete such cure; (e) Corporate Existence. The Borrower shall forfeit or otherwise be deprived of its corporate charter or any franchises, permits, easements, consents or licenses required to carry on any material portion of its business; (f) Other Obligations. Default by the Borrower in the payment of any obligation, whether direct or contingent, for borrowed money in excess of twenty-five million dollars ($25,000,000) or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation which default shall have resulted in such obligation becoming or being declared due and payable prior to the date on which it would otherwise be due and payable; (g) Bankruptcy. A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days or the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking possession by a receiver, liquidator,

32 assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors; (h) Dissolution or Liquidation. Other than as provided in Subsection (g) of this Article VII, the dissolution or liquidation of the Borrower, or failure by the Borrower promptly to forestall or remove any execution, garnishment or attachment of such consequence as shall impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within thirty (30) days. The term “dissolution or liquidation of the Borrower,” as used in this Subsection (h), shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions; and (i) Indenture. Any Significant or Uncured Indenture Event of Default shall have occurred. ARTICLE VIII − REMEDIES Section 8.1 Remedies Upon the occurrence of an Event of Default, then the RUS may pursue all rights and remedies available to the RUS that are contemplated by this Agreement in the manner, upon the conditions and with the effect provided in this Agreement, including, but not limited to, a suit for specific performance, injunctive relief or compensatory damages. The RUS is hereby authorized, to the maximum extent permitted by applicable Law, to demand specific performance of this Agreement at any time when the Borrower shall have failed to comply with any provision of this Agreement applicable to it. The Borrower hereby irrevocably waives, to the maximum extent permitted by applicable Law, any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Nothing herein shall limit the right of the RUS to pursue all rights and remedies available to a creditor at law or in equity following the occurrence of an Event of Default, or any right or remedy available to the RUS as a Holder of an Obligation under the Indenture. Each right, power and remedy of the RUS shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy. Section 8.2 Suspension of Advances In addition to the rights, powers and remedies referred to in Section 8.1 hereof, the RUS may, in its absolute discretion, suspend or terminate the obligation to make or approve Advances hereunder if (i) any Event of Default, or any occurrence which with the passage of time or giving of notice would be an Event of Default, occurs and is continuing; or (ii) an event shall have occurred that has had or is likely to have a Material Adverse Effect.

33 ARTICLE IX − MISCELLANEOUS Section 9.1 Notice to RUS; Objection of RUS Before undertaking any transaction described in Article V or Article VI that requires compliance with the requirements of this Section 9.1, the Borrower shall give to the RUS (i) notice in writing describing in reasonable detail the proposed transaction and expressly stating that the transaction is covered by this Section 9.1 and (ii) drafts of all material documents to effect such transaction. If the RUS delivers to the Borrower written notice that it objects to the proposed transaction within (I) sixty (60) days (or such shorter period as the parties shall agree to in writing) in the case of any transaction of the nature described in paragraph (a) below, or (II) thirty (30) days (or such shorter period as the parties shall agree to in writing) in the case of any transaction of the nature described in paragraph (b) below, the Borrower shall not complete the transaction without RUS approval. (a) Transactions requiring compliance with the requirements of this Section 9.1 pursuant to Sections 5.15, 6.2, 6.4, 6.8(a), 6.8(b), 6.8(c), 6.8(e), 6.8(g), 6.8(h), 6.8(m), 6.8(n), 6.8(o), 6.8(p), 6.9, 6.11, 6.12 and 6.19 shall be subject to a 60-day review and objection period (or such shorter period as the parties shall agree to in writing); and (b) Transactions requiring compliance with the requirements of this Section 9.1 pursuant to Sections 6.5, 6.7, 6.8(d), 6.8(f), 6.8(i), 6.8(j), 6.8(k), 6.8(l) and 6.10 shall be subject to a 30-day review and objection period (or such shorter period as the parties shall agree to in writing). Section 9.2 Notices All communications, notices, requests, demands, authorizations, consents, waivers or other modifications provided, permitted or required by this Agreement shall be communicated in writing or by electronic mail or a telecommunications device capable of creating a written record, as specified herein, and any such notice shall become effective: (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by electronic mail or by such a telecommunications device, upon transmission thereof provided the sender receives receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail or other written acknowledgment), provided that, if such notice, electronic mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other addresses the party hereto may from time to time designate: The Government:

34 Rural Utilities Service U.S. Department of Agriculture Room No. 4121 South Building 1400 Independence Avenue SW Washington, D. C. 20250-1510 Attention: Administrator And electronic mail to: RUSElectric@usda.gov The Borrower: Oglethorpe Power Corporation 2100 East Exchange Place Tucker, Georgia 30084-5336 Fax: (770) 270-7872 Attention: President and Chief Executive Officer With a copy to: Vice President, Treasurer Section 9.3 Expenses To the extent permitted by Law, the Borrower shall pay all costs and expenses of the RUS, including reasonable fees of counsel, incurred in connection with the enforcement of the Loan Documents or with the preparation for such enforcement if the RUS has reasonable grounds to believe that such enforcement may be necessary. Section 9.4 Late Payments If payment of any amount due hereunder is not received at the United States Treasury in Washington, DC, or such other location as the RUS may designate to the Borrower, within five (5) Business Days after the due date thereof or such other longer time period as the RUS may prescribe from time to time in its policies of general application in connection with any late payment charge (such unpaid amount being herein called the “delinquent amount,” and the period beginning after such due date until payment of the delinquent amount being herein called the “late-payment period”), the Borrower shall pay to the RUS, in addition to all other amounts due under the terms of the Notes and this Agreement, any late-payment charge as may be fixed by RUS Regulations from time to time on the delinquent amount for the late-payment period. Section 9.5 Filing Fees To the extent permitted by Law, the Borrower agrees to pay all expenses of the RUS (including the fees and expenses of its counsel) in connection with the filing or recordation of all financing statements and instruments as may be required by the RUS in connection with this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. The Borrower agrees to save harmless and indemnify the RUS from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by the RUS in connection with

35 this Agreement. The provisions of this Section 9.5 shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on the Notes. Section 9.6 No Waiver No failure on the part of the RUS to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the RUS of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Section 9.7 Governing Law EXCEPT TO THE EXTENT GOVERNED BY APPLICABLE FEDERAL LAW, THE LOAN DOCUMENTS SHALL BE DEEMED TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA. Section 9.8 Holiday Payments If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Section 9.9 Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the Borrower and the RUS and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the RUS. Section 9.10 Complete Agreement; Amendments (a) This Agreement and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. However, the RUS reserves the right to waive its rights to compliance with any provision of this Agreement, the RUS Regulations and the other Loan Documents. No amendment or modification hereof or to any other Loan Document (other than the Indenture) shall be effective unless signed by both parties hereto. No waiver of any provision hereof (including any provision of the RUS Regulations applicable hereunder) or of any other Loan Document by the RUS, or consent by the RUS to any departure by the Borrower herefrom or therefrom, shall be effective unless approved in writing by the RUS in the form of either RUS Regulations or other writing signed by or on behalf of the RUS (and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given). Any Schedule or Exhibit to this Agreement may be amended and replaced by attaching a revised Schedule or Exhibit hereto, which revised Schedule or Exhibit shall have been signed by both parties hereto. (b) The terms and conditions of the New ERA Loan Documents supersede and replace, in their entirety, the terms and conditions of any commitment letters from the RUS to the Borrower providing the RUS commitment to make the New ERA Stranded Asset Loan.

36 Section 9.11 Headings The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement. Section 9.12 Severability If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Notes, and the Indenture shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein. Section 9.13 Right of Set Off Upon the occurrence and during the continuance of any Event of Default, the RUS is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of set off or recoupment and apply any and all amounts held or hereafter held, by the RUS or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under the Notes. The RUS agrees to notify the Borrower promptly after any such set off or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such set off, recoupment or application. The rights of the RUS under this Section 9.13 are in addition to any other rights and remedies (including other rights of set off or recoupment) which the RUS may have. The Borrower waives all rights of set off, deduction, recoupment or counterclaim. Section 9.14 Schedules and Exhibits Each Schedule and Exhibit attached hereto and referred to herein is an integral part of this Agreement. Section 9.15 Sole Benefit The rights and benefits set forth in this Agreement are for the sole benefit of the parties hereto and may be relied upon only by them. Section 9.16 Existing Loan Contract This Agreement amends and restates the Existing Loan Contract so that, as of the date of this Agreement, it reads in its entirety as herein provided. As of the date hereof, this Agreement replaces and supersedes the Existing Loan Contract. Section 9.17 Authority of RUS Representatives In the case of any consent, approval or waiver from the RUS that is required under this Agreement or any other Loan Document, such consent, approval or waiver must be in writing

37 and signed by an authorized RUS representative to be effective. As used in this Section 9.17, “authorized RUS representative” means the Administrator, and also means a person to whom the Administrator has officially delegated specific or general authority to take the action in question. If not publicly available, the RUS will provide evidence of the authority of such authorized RUS representative upon the request of the Borrower. Section 9.18 Relation to RUS Regulations (a) In case of any conflict between the terms of this Agreement or the Indenture and the provisions of the RUS Regulations, the terms of this Agreement and the Indenture shall control. (b) The RUS Regulations shall apply to the Borrower to the extent and under the conditions expressly set forth in this Agreement (other than in Section 5.13 hereof), including, without limitation, Subsections (c) and (d) of this Section 9.18; provided, however, that, as provided in Section 9.10 hereof, such applicability may from time to time be amended, modified or waived by the issuance by RUS of one or more letters, documents, declarations or other writings that provide supplemental guidance with respect to such applicability. (c) The Borrower recognizes that some RUS Regulations implement Federal statutes or regulatory policies that are not limited to rural electrification but apply to many types of Federal assistance. Nothing herein is intended to, or shall be deemed to, waive the requirements of any Federal statute or regulation that is applicable to the Borrower independently of any requirement made applicable solely by the RUS Regulations. (d) Subject to Subsections (b) and (c) of this Section 9.18, if any RUS Regulation conflicts with the terms of this Agreement or the Indenture or imposes additional or different requirements, pursuant to 7 C.F.R. § 1710.113(c)(2), the provisions of this Agreement or the Indenture shall control and the RUS hereby waives compliance by the Borrower with such RUS Regulations. Section 9.19 Term This Agreement shall remain in effect until one of the following two events has occurred: (a) The Borrower and the RUS replace this Agreement with another written agreement; or (b) All of the Borrower’s obligations under this Agreement and the Notes have been discharged and paid. Section 9.20 References to Statutes and Regulations Unless otherwise provided herein, any specific reference herein to any regulation shall include any regulation hereafter adopted that replaces such regulation specifically referenced herein, and any reference herein to any statute or regulation shall refer to such statute or regulation as amended, modified or supplemented from time to time.

38 Section 9.21 Relation to Indenture The RUS is a party to this Agreement and a Holder of Outstanding Secured Obligations under the Indenture. Both this Agreement and the Indenture govern the relationship between the Borrower and the RUS, and the parties intend that the Indenture and this Agreement independently govern such relationship. Each provision of this Agreement is intended to and shall be fully operative and enforceable as written whether or not the subject matter of any such provision is or is not addressed by the Indenture, or, if so addressed, is addressed in a different way from that set forth in this Agreement. (Signatures begin on next page.)

39 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and the Borrower’s execution to be attested under seal, as of the day and year first above written. OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) By: /s/ Elizabeth B. Higgins Executive Vice President and Chief Financial Officer Attest: /s/ Kimbery D. Adams Secretary [CORPORATE SEAL] (Signatures continued on next page.)

40 (Signatures continued from previous page.) UNITED STATES OF AMERICA, acting by and through the Administrator of the Rural Utilities Service By: /s/ Karl Elmshaeuser Administrator

SCHEDULE 1 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America CONTEMPORANEOUS LOANS AND OUTSTANDING NOTES 1. “Contemporaneous Loans” shall mean the loans evidenced by the following: None. 2. “Outstanding Notes” shall mean the following notes: (a) Retained Indebtedness Note, dated as of March 1, 1997, from the Borrower to FFB, in the original face principal amount of $2,637,781,327.45, as amended by each of the six Agreements Amending Note designated as MO24, made as of May 22, 2007, among the Borrower, FFB and the Government, acting through the Administrator of the RUS; (b) Reimbursement Note, dated as of March 1, 1997, from the Borrower to the Government, acting through the Administrator of the RUS; (c) Note (P-8), dated as of May 31, 2006, from the Borrower to FFB, in the original face principal amount of $92,000,000; (d) Reimbursement Note (P-8), dated as of May 31, 2006, from the Borrower to the Government, acting through the Administrator of the RUS; (e) Note (R-8), dated as of July 25, 2007, from the Borrower to FFB, in the original face principal amount of $78,418,600; and (f) Reimbursement Note (R-8), dated as of July 25, 2007, from the Borrower to the Government, acting through the Administrator of the RUS. (g) Note (S-8), dated as of September 5, 2008, from the Borrower to FFB, in the original face principal amount of $441,522,000. (h) Reimbursement Note (S-8), dated as of September 5, 2008, from the Borrower to the Government, acting through the Administrator of the RUS. (i) Note (V-8), dated as of August 13, 2010, from the Borrower to FFB, in the original face principal amount of $310,228,000. (j) Reimbursement Note (V-8), dated as of August 13, 2010, from the Borrower to the Government, acting through the Administrator of the RUS.

(k) Note (W-8), dated as of April 15, 2011, from the Borrower to FFB, in the original face principal amount of $203,100,000. (l) Reimbursement Note (W-8), dated as of April 15, 2011, from the Borrower to the Government, acting through the Administrator of the RUS. (m) Note (X-8), dated as of April 15, 2011, from the Borrower to FFB, in the original face principal amount of $170,000,000. (n) Reimbursement Note (X-8), dated as of April 15, 2011, from the Borrower to the Government, acting through the Administrator of the RUS. (o) Note (Y-8), dated as of April 23, 2013, from the Borrower to FFB, in the original face principal amount of $127,703,000. (p) Reimbursement Note (Y-8), dated as of April 23, 2013, from the Borrower to the Government, acting through the Administrator of the RUS. (q) Note (AA-8), dated as of April 23, 2013, from the Borrower to FFB, in the original face principal amount of $492,610,000. (r) Reimbursement Note (AA-8), dated as of April 23, 2013, from the Borrower to the Government, acting through the Administrator of the RUS. (s) Note (AB-8), dated as of September 2, 2014, from the Borrower to FFB, in the original face principal amount of $230,050,000. (t) Reimbursement Note (AB-8), dated as of September 2, 2014, from the Borrower to the Government, acting through the Administrator of the RUS. (u) Note (AC-8), dated as of January 30, 2018, from the Borrower to FFB, in the original face principal amount of $448,307,000. (v) Reimbursement Note (AC-8), dated as of January 30, 2018, from the Borrower to the Government, acting through the Administrator of the RUS. (w) Note (AD48), dated as of December 3, 2020, from the Borrower to FFB, in the original face principal amount of $630,342,000. (x) Reimbursement Note (AD48), dated as of December 3, 2020, from the Borrower to the Government, acting through the Administrator of the RUS. (y) Note (AE48), dated as of October 18, 2022, from the Borrower to FFB, in the original face principal amount of $234,681,000. (z) Reimbursement Note (AE48), dated as of October 18, 2022, from the Borrower to the Government, acting through the Administrator of the RUS.

(aa) Note (AF48), dated as of May 30, 2024, from the Borrower to FFB, in the original face principal amount of $87,943,000. (bb) Reimbursement Note (AF48), dated as of May 30, 2024, from the Borrower to the Government, acting through the Administrator of the RUS. (cc) Note (AG48), dated as of May 30, 2024, from the Borrower to FFB, in the original face principal amount of $17,515,000. (dd) Reimbursement Note (AG48), dated as of May 30, 2024, from the Borrower to the Government, acting through the Administrator of the RUS. (ee) Note (AH48), dated as of May 30, 2024, from the Borrower to FFB, in the original face principal amount of $755,208,000. (ff) Reimbursement Note (AH48), dated as of May 30, 2024, from the Borrower to the Government, acting through the Administrator of the RUS. (gg) Note (AK48), dated as of February 24, 2026, from the Borrower to FFB, in the original face principal amount of $80,058,000. (hh) Reimbursement Note (AK48), dated as of February 24, 2026, from the Borrower to the Government, acting through the Administrator of the RUS.

SCHEDULE 2 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America PLANT AGREEMENTS “Plant Agreements” shall mean, collectively, the following agreements relating to the ownership and operation of generating facilities: 1. Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, the Borrower, Municipal Electric Authority of Georgia and City of Dalton, Georgia (the “Co-Owners”), dated as of May 15, 1980, as amended by that certain Amendment, among the Co-Owners, dated as of December 30, 1985; and as amended by that certain Amendment Number Two, among the Co-Owners, dated as of July 1, 1986; and as amended by that certain Amendment Number Three, among the Co-Owners, dated as of August 1, 1988; and as amended by that certain Amendment Number Four, among the Co-Owners, dated as of December 31, 1990; 2. Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among the Co-Owners, dated as of May 15, 1980, as amended by that certain Amendment, among the Co-Owners, dated as of December 30, 1985; and as amended by that certain Amendment Number Two, among the Co-Owners, dated as of December 31, 1990; and as amended by that certain Amendment Number Three, among the Co-Owners, dated as of February 22, 2022; 3. Plant Scherer Managing Board Agreement, among the Co-Owners, Gulf Power Company, Florida Power & Light Company and Jacksonville Electric Authority, dated as of December 31, 1990; 4. Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement, among the Co-Owners, dated as of August 27, 1976, as amended by that certain Amendment Number One, among the Co-Owners dated as of January 18, 1977; and as amended by that certain Amendment Number Two, among the Co-Owners, dated as of February 24, 1977; 5. Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, dated as of April 21, 2006, as amended by that certain Amendment No. 1 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, dated as of April 8, 2008; and as amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description, among the Co- Owners, dated as of December 1, 2013; and as amended by that certain Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, dated as of February 20, 2014; and as amended by that certain Owners Consent to Assignment and Direct Agreement and Amendment to

Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, the United States Department of Energy and PNC Bank, National Association, dated as of February 20, 2014; and as amended by that certain Agreement and Amendment No. 3 to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, dated as of November 2, 2017; and as amended by that certain Global Amendments to Vogtle Additional Units Agreements, among the Co-Owners, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC and MEAG Power SPVP, LLC, dated as of February 18, 2019; and as amended by that certain Amended & Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, among the Co-Owners, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC, the United States Department of Energy and PNC Bank, National Association, dated as of March 22, 2019; 6. Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, among the Co-Owners, dated as of April 21, 2006, as amended by that certain Amendment No. 1 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, among the Co-Owners, dated as of April 8, 2008; and as amended by that certain Omnibus Amendment Regarding Plant Vogtle Additional Units Description, among the Co-Owners, dated as of December 1, 2013; and as amended by that certain Agreement and Amendment No. 2 to Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, among the Co-Owners, dated as of February 20, 2014; and as amended by that certain Global Amendments to Vogtle Additional Units Agreements, among the Co-Owners, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC and MEAG Power SPVP, LLC, dated as of February 18, 2019; 7. Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement, between Georgia Power Company and the Borrower, dated as of January 6, 1975; 8. Edwin I. Hatch Nuclear Plant Operating Agreement, between Georgia Power Company and the Borrower, dated as of January 6, 1975; 9. The Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company; and 10. The Rocky Mountain Pumped Storage Hydroelectric Project Ownership Participation Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company.

SCHEDULE 3 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America SUBSIDIARIES Rocky Mountain Leasing Corporation

SCHEDULE 4 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America ADDITIONAL AFFIRMATIVE AND NEGATIVE COVENANTS Section 1 Definitions Capitalized terms that are not defined in this Schedule 4 shall have the meanings set forth in the Agreement. The terms defined herein include both the plural and the singular. “Contract” shall mean any one of the NMBA and the Umbrella Agreement, including any schedules or exhibits thereto other than Appendix A to the NMBA, and including any executed Nuclear Operating Agreement or other contract described at Section 2.3.2 of the NMBA. “Intercreditor Agreement” shall have the meaning given such term in the Rocky Mountain Participation Agreement. “NMBA” shall mean the Second Amended and Restated Nuclear Managing Board Agreement, among the Co-Owners, dated as of April 21, 2006. “Rocky Mountain Lease Transaction” shall mean the lease and leaseback arrangement of the Borrower’s undivided interest in the Rocky Mountain Pumped Storage Hydroelectric Project, as contemplated by the Rocky Mountain Participation Agreement. “Rocky Mountain Operative Documents” shall have the meaning given the term “Operative Documents” in the Rocky Mountain Participation Agreement. “Rocky Mountain Participation Agreement” shall mean that certain Participation Agreement (N5), dated as of December 30, 1996, between the Borrower, Rocky Mountain Leasing Corporation and certain other parties identified therein, including NationsBanc Leasing, as Owner Participant, as such agreement may hereafter be amended or supplemented from time to time. “Scherer Participation Agreements” shall mean the Participation Agreements, dated as of December 30, 1985, between the Borrower and each of IBM Credit Finance Corporation, HEI Investment Corp., Ford Motor Credit Corporation and Chrysler Capital Corporation, as such agreements have been or may hereafter be amended or supplemented from time to time. “Scherer Transaction” shall mean the sale and leaseback arrangements of the Borrower’s 60% undivided interest in Unit No. 2 of Plant Robert W. Scherer, as contemplated by the Scherer Participation Agreements. “Scherer Transaction Documents” shall be as defined in the Scherer Participation Agreements.

“Senior Creditors” shall have the meaning given such term in the Intercreditor Agreement. “Senior Financing Agreements” shall have the meaning given such term in the Intercreditor Agreement. “Senior Secured Parties” shall have the meaning given such term in the Intercreditor Agreement. “Umbrella Agreement” shall mean the ITSA, Power Sale and Coordination Umbrella Agreement, dated as of November 12, 1990. Section 2 Notices The Borrower shall promptly furnish to the RUS, or notify the RUS of, any of the following as soon as practical after receipt thereof or after it has obtained actual knowledge thereof: (i) Copies of: (a) All notices, certificates and opinions which the Borrower receives in connection with the transaction under the terms of the Scherer Transaction Documents; (b) Any executed “Nuclear Operating Agreement” (as defined by the NMBA); (c) Any and all “Strategic Plans” (as defined in the NMBA) approved under the NMBA; (d) Any amendment to Appendix A of the NMBA; or (e) All notices or other communications given to or received by the Borrower with respect to any “Event of Default,” “Loan Event of Default” or “Subordinated Deed to Secure Debt and Security Agreement Event of Default” under any “Operative Document” (all as defined in the Rocky Mountain Participation Agreement). (ii) Any attempt to remove the Borrower as agent under Article IV of the Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company (the “Ownership Agreement”), or Article VIII of the Ownership Agreement; or the occurrence of any default under the Ownership Agreement or the Rocky Mountain Pumped Storage Hydroelectric Project Ownership Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company, which is material and is continuing; or

(iii) Any of the following and, if the RUS so requests in writing, the Borrower shall provide information concerning any of the following in form and substance satisfactory to the RUS: (a) That any of the Contracts have expired or have been terminated, extended or assigned either by any of the parties thereto or by a “Governmental Authority” (as defined in the applicable Contract) or that the parties to such Contract have executed an amendment to such Contract or any Governmental Authority has amended such Contract; (b) That a party to the NMBA, including the Borrower, has referred a dispute to arbitration pursuant to Section 9.14 of the NMBA, and thereafter, the results of such arbitration; (c) That a party to any Contract, including the Borrower, has commenced a legal proceeding either before a court or governmental agency with respect to such Contract (including, but not limited to, applications to FERC); (d) The President and Chief Executive Officer of the Borrower has concluded, or any other party to a Contract has given the Borrower written notice alleging, that a party to such Contract has failed to act in accordance with Prudent Utility Practices (as defined in the applicable Contract) or has engaged in willful misconduct; provided, however, that Borrower shall not be obligated to notify the RUS of any action which would not reasonably be expected to have a Material Adverse Effect; (e) That a person or entity has made a claim against any party to a Contract (including the Borrower); provided, however, that the Borrower need not provide notice of any claim the payment of which would not reasonably be expected to have a Material Adverse Effect; (f) That any member of the Borrower has sought service from Georgia Power Company pursuant to the “Antitrust Conditions” (as defined in the Umbrella Agreement); (g) That any representation or warranty of Georgia Power Company under Section 7.2 of the Umbrella Agreement or any matter in the legal opinion furnished to Borrower under Section 7.4 of the Umbrella Agreement is incorrect or in dispute; (h) That as the result of any audit conducted pursuant to a party’s rights under any Contract, such party has made a claim or reserved the right to make a claim for an adjustment in an amount in excess of $10,000,000 for any charge made by Georgia Power Company under such contract; provided however, that the dollar amount stated in this condition is in January 1, 1991 dollars and shall be escalated annually for inflation using the Handy- Whitman Index of Public Utility Construction Costs (South Atlantic Region);

(i) That a Governmental Authority (as defined in the NMBA) has assessed against the Operating Agent (as defined in the NMBA) a criminal penalty of any kind or a civil penalty of more than $110,000 or, when added to any other civil penalty assessed within the previous 12 months, is in the aggregate in excess of $440,000; (j) That a management audit is being conducted pursuant to Section 5.4 of the NMBA and, when applicable, that such audit has been concluded; or (k) That the Borrower has received notice pursuant to Section 5.1.2 of the Nuclear Operating Agreement (as defined by the NMBA) that a proceeding has been initiated in which the “Operating Agent” (as defined in the NMBA) is a party. Section 3 Amendments 3.1 Scherer Transaction Documents; the Contracts. The Borrower shall not, without first complying with the requirements of Section 9.1 of the Agreement, amend, supplement, waive, terminate, extend or assign any of the agreements set forth below or agree to do so (except to the extent specifically governed by Section 5 of this Schedule 4): (a) The Scherer Transaction Documents; or (b) The Contracts. 3.2 Rocky Mountain Operative Documents. The Borrower shall not, without first complying with the requirements of Section 9.1 of the Agreement, terminate, extend or assign any of the Rocky Mountain Operative Documents. 3.3 Notice and Objection Process. Each of the foregoing actions shall be considered described in paragraph (a) of Section 9.1 of the Agreement and shall be subject to the review and objection period set forth in such paragraph. Section 4 1985 – Plant Scherer Leveraged Lease 4.1 Direction of the RUS. Whenever requested in writing to do so by the RUS, such requests to be made for good cause as determined solely in the absolute discretion of the RUS, the Borrower shall exercise such rights and powers as may be vested in the Borrower and make such elections and requests as may be available to the Borrower, under the terms of the Scherer Transaction Documents in such manner and at such times as the RUS may so specify. 4.2 Options to Purchase; Assignment; Etc. The Borrower shall not, without the prior written approval of the RUS, exercise any of its options to purchase or renew its lease of an “Undivided Interest” as defined in the Scherer Participation Agreements; or assign, sublease, transfer or encumber its leasehold interest in the Undivided Interest.

Section 5 GPC Agreements 5.1 Actions Requiring Consent of the RUS. The Borrower shall not, without the prior written consent of the RUS, execute any conforming amendment to the “Joint Committee Agreement” (as defined in the NMBA). 5.2 Notice of Approval or Rejection of Certain Contracts. The Borrower shall not, without the prior written approval of the RUS, vote as a member of the “Nuclear Managing Board” (as defined in the NMBA) to approve or reject any Contract as described in Section 2.3.2 of the NMBA that would have been subject to the prior approval of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935 and the regulations thereunder, in each case as in effect on August 1, 2005, including, without limitation, 17 C.F.R. §§ 250.80 – 250.95, unless and until the Borrower shall have first given the RUS written notice of the proposed vote not less than 60 days prior to such vote. If, upon receipt of such notice, the RUS shall notify the Borrower within the 60-day period preceding the vote of an objection to the proposed vote, then the Borrower shall not vote until it has obtained RUS approval of such vote. 5.3 Audits. Upon the request of the RUS, the Borrower shall conduct, to the satisfaction of the RUS, either a management audit or a cost audit, as provided in Sections 5.4 and 5.5, respectively, of the NMBA. If the RUS requests in writing, the Borrower shall appoint the United States Department of Agriculture and the employees and representatives thereof as its duly authorized representative for the purpose of conducting any such management audit or cost audit, whether or not such audit is initiated at the direction of the RUS. Section 6 Rocky Mountain Lease Transaction The Borrower will not enter into or consent to any amendments or modifications of, or accept any waivers with respect to, any of the Rocky Mountain Operative Documents which would adversely affect the rights or remedies of the Senior Secured Parties and Senior Creditors with respect to the “Undivided Interest,” the “Ground Interest” or the “Rocky Mountain Agreements” (as such terms are defined in the Rocky Mountain Participation Agreement) under the Intercreditor Agreement or under the Senior Financing Agreements without the consent of the Government (which consent may be given or withheld in the sole and absolute discretion of the Government). Section 7 Waiver Any of the requirements contained in this Schedule 4 may be waived by the RUS upon written notice provided to the Borrower; provided, however, that such waiver may be rescinded by the RUS, in the sole discretion of the RUS, upon written notice of such rescission provided to the Borrower. In the event written notice is provided to the Borrower that a waiver has been rescinded, then the requirements to which the notice relates shall be fully binding upon and enforceable against the Borrower 30 days after such notice is received by the Borrower, and such rescission shall not affect any action taken pursuant to any such waiver during the period of its effectiveness.

SCHEDULE 5 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America LITIGATION None.

SCHEDULE 6 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America CERTAIN INVESTMENTS 1. The Borrower’s existing Investment in the National Renewables Cooperative Organization, and any future Investments in respect of the National Renewables Cooperative Organization in the form of appreciation or patronage allocations. 2. The Borrower’s existing Investment in ACES Power Marketing, and any future Investments in respect of ACES Power Marketing in the form of appreciation or patronage allocations. 3. The Borrower’s existing Investment in the form of loans or advances to, or guaranties with respect to the obligations of, Georgia System Operations Corporation.

SCHEDULE 7 to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and the United States of America ADDITIONAL PROVISIONS FOR THE NEW ERA STRANDED ASSET LOAN So long as the New ERA Loan remains committed or outstanding and solely with respect to such New ERA Stranded Asset Loan, the Borrower shall comply with the additional provisions set forth in this Schedule 7. With respect solely to the New ERA Stranded Asset Loan, in case of any conflict between the terms of the body of this Agreement and the provisions of this Schedule 7, the terms of this Schedule 7 shall control. Section 1 Definitions In addition to the defined terms in Article I of this Agreement (which also apply to this Schedule 7), the following defined terms are used on this Schedule 7 and form a part of Article I of this Agreement: “Acceptable Threshold GHG Emissions Reduction” shall mean a threshold GHG emissions reduction, as determined by the Administrator, that is equal to or lower than the estimated aggregate reductions in GHG emissions contained in the then most recent Achievable Reductions Tool calculation provided by the Borrower and the New ERA Program Commitment Letter Parties to, and approved by, the RUS. “Achievable Reductions Tool” shall have the meaning as defined in the New ERA NOFO. “Community Benefit Plan” shall mean the Borrower’s description of how the New ERA Stranded Asset Loan and additional efforts will benefit certain communities and residents as approved by the RUS, as may be amended, supplemented or modified from time to time with the written approval of the RUS. “Community Benefit Plan Commitment” shall mean each discreet item or set of items the Borrower describes in its Community Benefit Plan and identified and approved by the RUS as a commitment in its approval of the Borrower’s Community Benefit Plan. “Date of Deposit” shall mean the date by which the Required Deposit Amount must be deposited into the New ERA Remedy Account pursuant to Section 5.10(a) or 5.10(d) of this Schedule 7, which date shall be as determined by the Administrator and directed in the Notice of Required Deposit but in no event less than thirty (30) days following the Borrower’s receipt of the Notice of Required Deposit. “Eligible Activities” shall have the meaning as defined in the New ERA NOFO.

“Final Closing Date” shall mean the date on which the last New ERA program award, whether in the form of a grant or loan, identified in the New ERA Program Commitment Letters that has not been terminated or rescinded by the RUS or with RUS consent closes (but excluding any award where the failure to close is the result of any change in Law or the policies, priorities or goals of the Government, including the RUS, or the New ERA program or the failure by the RUS to finalize applicable award terms or documentation). “GHG” shall have the meaning as defined in the New ERA NOFO. “Minimum Clean Energy Investment Requirement” shall mean, with respect to any Advance under the New ERA Stranded Asset Loan, the requirement, in accordance with the New ERA NOFO and IRA and as set forth in this Agreement, for the Borrower to reinvest the Reinvestment Amount in Eligible Activities. “New ERA Portfolio of Actions” shall mean the portfolio of actions identified in the New ERA Program Commitment Letters, as such portfolio of actions may be modified, amended or supplemented with the consent of the RUS. “New ERA Program Commitment Letters” shall mean the three New ERA program commitment letters, two dated January 13, 2025 and one dated January 15, 2025, from the RUS to the Borrower and the New ERA Commitment Letter Parties, as such commitment letters may be modified, amended or supplemented with the consent of the RUS. “New ERA Program Commitment Letter Parties” shall mean Georgia Transmission Corporation (An Electric Membership Corporation) and Green Power EMC. “New ERA Remedy Account” shall mean the Special Construction Account or such other deposit or other account as determined by the Administrator for the deposit of any Required Deposit Amount. “Notice of Required Deposit” shall mean a written notice from the Administrator delivered to the Borrower, in each case setting forth the Required Deposit Amount and the Deposit Date and (i) in the case of Section 5.10(a) of this Schedule 7, that the RUS has rejected the replacement actions or other modifications to the New ERA Portfolio of Actions or modifications of or increases to the Minimum Clean Energy Investment Requirement and associated plan of investments into Eligible Activities proposed by the Borrower pursuant to such Section 5.10(a), or (ii) in the case of Section 5.10(d) of this Schedule 7, that the RUS has determined that the Borrower or any New ERA Program Commitment Letter Party has failed to comply with Section 6 of this Schedule 7 with respect to any stranded asset or assets. “Ratable Reinvestment Amount” shall mean, with respect to each Advance, any portion of the Reinvestment Amount determined in accordance with the following formula: RRA = RA x (DPP/DFM). Where: RRA = Ratable Reinvestment Amount with respect to the Advance.

RA = Reinvestment Amount with respect to the Advance. DPP = the number of calendar days between the Advance and the date of prepayment. DFM = the number of calendar days between the Advance and the Final Maturity Date of the New ERA Stranded Asset Note. “Refinancing Term Sheet” shall mean a refinancing term sheet prepared and executed by the Borrower and delivered to the RUS, satisfactory in form and content to the RUS, setting forth, among other things, (i) the final amount of Eligible Debt to be refinanced and any other amounts to be reimbursed by the requested Advance under the New ERA Stranded Asset Note, (ii) the Reinvestment Amount and Reinvestment Date for the requested Advance, (iii) if the Eligible Debt to be refinanced includes debt evidenced by an Outstanding Note, the note designation, account number, date of advance, interest rate, outstanding principal, prepayment premiums or discounts, fees, and such other information as RUS may require, (iv) if the Eligible Debt to be refinanced includes debt not evidenced by an Outstanding Note, then the date by which the Borrower shall provide the RUS documentation or other evidence satisfactory to the RUS from any third party lender or trustee to confirm that such Eligible Debt has been paid in full prior to or upon receipt of such Advance under such New ERA Stranded Asset Note, (v) if the Eligible Debt will be paid upon receipt of such Advance as described in (iv) of this definition, the Awardee’s certification that such Advance shall be applied solely by the Awardee to such Eligible Debt upon receipt of such Advance, and (vi) the terms, requirements and logistics (including any deadlines and notice and other timing considerations) applicable to such refinancing. “Reinvestment Amount” shall mean the savings realized by the Borrower from the refinancing of Eligible Debt funded by an Advance under the New ERA Stranded Asset Loan, such amount to be determined on or prior to the date of the Advance relating to such refinancing by a Net Present Value calculation, in form and substance satisfactory to the RUS, and set forth in the Refinancing Term Sheet provided by the Borrower to the RUS in connection with such Advance. “Reinvestment Date” shall mean, with respect to each Advance under the New ERA Stranded Asset Loan, the date set forth in the Refinancing Term Sheet provided by the Borrower to the RUS in connection with such Advance, which date shall be acceptable to the RUS, by which the Borrower proposes to fully comply with its Minimum Clean Energy Reinvestment Requirement for such Advance, as such date may be extended from time to time with the written approval of the RUS. “Reinvestment Plan” shall mean an integrated resource plan, comparable study, or such other evidence (including evidence in the New ERA Application or a narrative approved by RUS), in form and substance satisfactory to RUS, demonstrating that the Borrower has the ability to meet, by the applicable Reinvestment Date, its Minimum Clean Energy Investment Requirement for the applicable Advance. “Required Deposit Amount” shall mean either (i) the amount necessary to fund investments in additional Eligible Activities sufficient to result, in the aggregate, in an equivalent

(within the Acceptable Threshold GHG Emissions Reduction) impact on the Borrower’s qualifying estimated GHG emissions reductions, as determined by the Administrator taking into consideration, among other things, the amounts invested by the Borrower and the New ERA Program Commitment Letter Parties in Eligible Activities after the date of enactment of the IRA and prior to the date of the Notice of Required Deposit, or (ii) such lesser amount as determined by the Administrator to be in the interests of the Government and the Borrower’s and the New ERA Program Commitment Letter Parties’ ratepayers. Section 2 Additional Representations and Warranties (a) Information Submitted with New ERA Application. All information, reports, and other documents and data submitted to the RUS in connection with the New ERA Application were, at the time the same were furnished, complete, and correct in all material respects. Any financial statements submitted to the RUS in connection with the New ERA Application present fairly, in all material respects, the financial position of the Borrower at such date and the results of its operations for such period(s) covered in conformity with Accounting Requirements consistently applied. Since the date of such financial statements, there has been no Material Adverse Effect. All budgets, projections, feasibility studies and other documentation submitted by the Borrower to the RUS in connection with the New ERA Application were prepared in good faith based upon assumptions that were reasonable at the time submitted, and as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic in any material respect. (b) Foreign Ownership. Pursuant to the Defense Production Act of 1950 and the Foreign Investment Risk Review Modernization Act of 2018, the Borrower has disclosed any foreign person or foreign entity that has ownership, management rights, or voting interest in the Borrower. Section 3 Additional Conditions Precedent to Closing the New ERA Stranded Asset Loan The additional conditions to closing the New ERA Stranded Asset Loan referred to in Section 4.1(h) of this Agreement are as follows: (a) Load Forecast. The RUS shall have received the Borrower's load forecast for any fiscal year as may be requested by the RUS. (b) Form 740c. If not previously provided to the RUS with the New ERA Application, the RUS shall have received the Borrower’s executed Form 740c “Cost Estimates and Loan Budget.” (c) Long Range Financial Forecast. If not previously provided to the RUS with the New ERA Application, the RUS shall have received the Borrower’s long range financial forecast in form and substance satisfactory to the RUS.

(d) Cybersecurity Risk Management. The RUS shall have received satisfactory evidence that the Borrower has adopted and implemented a cybersecurity risks mitigation and remediation plan that is consistent with the cybersecurity performance goals for critical infrastructure and control systems directed by the National Security Presidential Memorandum on Improving Cybersecurity for Critical Infrastructure Control Systems, or the current draft of these goals, found at https://www.cisa.gov/cross-sector-cybersecurity-performance-goals. (e) Achievable Reductions Tool. The RUS shall have received the Borrower's updated data in the Achievable Reductions Tool as may be requested by the RUS, and any such data shall be in form and substance satisfactory to the RUS. Section 4 Additional Conditions Precedent to Advance under the New ERA Stranded Asset Note The additional conditions to Advance under the New ERA Stranded Asset Note referred to in Section 4.2(m) of this Agreement are as follows: (a) Community Benefit Plan. That the Borrower is in material compliance with the terms of its Community Benefit Plan, as approved by the RUS. (b) Compliance with the National Environmental Policy Act. That the Borrower has obtained all applicable approvals with respect to the refinancing of Eligible Debt to be funded by the Advance required by (i) the National Environmental Policy Act and related RUS regulations and (ii) any other applicable federal environmental laws, statutes, regulations and executive orders. (c) Evidence of Stranded Asset Retirement. That the Borrower has provided to the RUS such evidence as the RUS may request, in form and substance satisfactory to the RUS, that (i) unless the Administrator determines in his or her discretion that this paragraph (c) shall not apply due to the occurrence of any of the events described in Section 6(b) of this Schedule 7, any stranded asset to which the Eligible Debt to be refinanced by the Advance relates has been fully retired, and properly recorded as such, in the books and records of the Borrower, and (ii) if such retirement of any such stranded asset was achieved by the Borrower’s exit from a co-ownership interest in such stranded asset or the Borrower’s transfer of such stranded asset to another party, the Borrower does not directly or indirectly receive or purchase energy generated by any such stranded asset. (d) Refinancing Term Sheet. That the RUS has received and approved any Refinancing Term Sheet relating to the Eligible Debt to be refinanced by such Advance. (e) Eligible Refinancing Amount; Prepayment Premiums or Loan Modification Costs. That (i) the Borrower has demonstrated to the satisfaction of the RUS that the debt to be refinanced by the Advance is Eligible Debt, (ii) the Borrower has demonstrated to the satisfaction of the RUS that the final amount of Eligible Debt to be refinanced by the Advance as reflected in the related Refinancing Term Sheet has been reduced by the amount of any proceeds of any sale of any stranded asset relating thereto or any component comprising any such stranded asset, and (iii) the RUS has approved any prepayment premiums or loan modification costs included in the final refinancing amount as reflected in the related Refinancing Term Sheet. (f) Minimum Clean Energy Reinvestment Requirement. That the Borrower has demonstrated to the satisfaction of the RUS through its Reinvestment Plan that it has the ability to meet its Minimum Clean Energy Investment Requirement for such Advance by no later than the applicable Reinvestment Date. Section 5 Additional Affirmative Covenants for the New ERA Stranded Asset Loan 5.1 New ERA Stranded Asset Loan Advance Proceeds Notwithstanding Sections 4.2(i), 5.12 and 5.24 of this Agreement, proceeds of any Advance under the New ERA Stranded Asset Loan shall be applied in accordance with the applicable Refinancing Term Sheet. If the Eligible Debt to be refinanced by an Advance under the New ERA Stranded Asset Loan includes debt not evidenced by an Outstanding Note, then as described and by the date set forth in the applicable Refinancing Term Sheet, the Borrower shall provide the RUS the documentation or other evidence confirming that such Eligible Debt has been paid in full prior to or upon receipt of such Advance. 5.2 Cybersecurity Risk Management The Borrower's cybersecurity risks mitigation and remediation plan, as the same may be updated or modified from time to time consistent with the cybersecurity performance goals for critical infrastructure and control systems directed by the National Security Presidential Memorandum on Improving Cybersecurity for Critical Infrastructure Control Systems, or the current draft of these goals, shall remain in effect. 5.3 Stranded Asset Retirement under Indenture Unless any of the events described in Section 6(b) of this Schedule 7 has occurred, the Borrower shall reflect as Retired under the Indenture any stranded asset to which Eligible Debt refinanced by the New ERA Stranded Asset Loan relates at such time and in such manner as is required by, and in accordance with the terms of, the Indenture. The Borrower shall provide the RUS with such evidence of such reflection of the Retirement of such stranded asset under the Indenture as the RUS shall reasonably request. 5.4 Minimum Clean Energy Investment Requirement The Borrower shall comply with the Minimum Clean Energy Investment Requirement for each Advance by no later than the applicable Reinvestment Date. If the Borrower fails to comply with the Minimum Clean Energy Investment Requirement by no later than the applicable Reinvestment Date for any Advance, then the Borrower shall make the deposit as may be required by Section 5.10(b) of this Schedule 7 and may, as determined by the Administrator, lose eligibility for future Advances under the New ERA Stranded Asset Loan. 5.5 Community Benefit Plan The Borrower shall materially comply with the terms of its Community Benefit Plan, as approved by the RUS. If the Borrower fails to comply with this Section 5.5, then the Borrower shall make the deposit as may be required by Section 5.10(c) of this Schedule 7. 5.6 Community Benefit Plan Reporting (a) Community Benefit Plan Implementation Report. Within one (1) year of the date of the first Advance under the New ERA Stranded Asset Loan, the Borrower must submit to the RUS its Community Benefit Plan Implementation Report. Whenever a Community Benefit Plan contains Community Benefit Plan Commitments that will not be commenced consistent with the approved Community Benefit Plan before the date the first Community Benefit Plan Implementation Report is due, the Borrower must also submit such additional Community Benefit Plan Implementation Reports as the RUS may require, with any final Community Benefit Plan Implementation Report to be submitted no later than (1) year after commencement of the final Community Benefit Plan Commitment. (b) Yearly Community Benefit Plan Report. No later than one hundred twenty (120) calendar days after the end of each calendar year beginning in the year following the date the first Community Benefit Plan Implementation Report is approved and thereafter, annually, for (i) the first ten (10) years following the date of the first Advance under the New ERA Stranded Asset Loan or (ii) the duration of the New ERA Stranded Asset Loan, whichever comes earlier, the Borrower must submit to the RUS a report on what benefits it has provided or achieved with respect to the Community Benefit Plan. 5.7 Ratepayer Benefit Report Within five (5) years of the first Advance under the New ERA Stranded Asset Loan, the Borrower shall provide to the RUS evidence, in narrative form and substance satisfactory to the RUS, demonstrating financial benefits resulting from the New ERA Stranded Asset Loan to the Borrower’s ratepayers. The Borrower must demonstrate to the RUS that the financial benefits resulting from the New ERA Stranded Asset Loan will be shared by the Borrower and its ratepayers. 5.8 Right to Monitor and Compliance with Reasonable Requests The Borrower shall comply with all reasonable RUS requests to support such ongoing monitoring efforts by the RUS, including ratepayer information related to the impacts of the New ERA Stranded Asset Loan, to evidence (in form and substance satisfactory to the Administrator)

(i) that the proceeds from the New ERA Stranded Asset Loan has been used for the refinancing of Eligible Debt, (ii) progress towards achieving the Minimum Clean Energy Investment Requirement, and (iii) material compliance with the Community Benefit Plan. 5.9 Financial Records (a) The Borrower’s system of accounts must account for all funds advanced under the New ERA Stranded Asset Loan separately from any other funds used for the refinancing of Eligible Debt funded by the New ERA Stranded Asset Loan. (b) The Borrower shall maintain, at its premises, such books, documents, papers, or other records and supporting documents, including, but not limited to, invoices, receipts, payroll records and bills of sale, adequate to identify the purposes for which, and the manner in which the New ERA Stranded Asset Loan and other funds were expended. The Borrower shall maintain copies of all documents submitted to the RUS in connection with the New ERA Stranded Asset Loan until the longer of (i) such New ERA Stranded Asset Loan being paid in full and all audits have been completed, or (ii) three (3) years subsequent to close-out of the New ERA Stranded Asset Loan. 5.10 RUS Determination of Non-Compliance In addition to and not in limitation of the RUS’s other rights and remedies under this Agreement: (a) If at any time prior to the earlier of the Final Closing Date or September 30, 2031 the Administrator determines that: (1) all New ERA program awards, whether in the form of grants or loans, identified in the New ERA Program Commitment Letters, that have not been terminated or rescinded by the RUS or with RUS consent will not close by September 30, 2031 and such failure to close is not the result of any change in Law or the policies, priorities or goals of the Government, including the RUS, or the New ERA program or the failure by the RUS to finalize applicable award terms or documentation, and (2) such failure to close any such New ERA program award will result in the remaining New ERA Portfolio of Actions having estimated reductions in GHG emissions below the Acceptable Threshold GHG Emissions Reduction, then the Administrator may require as further set forth in this Section 5.10(a) that the Borrower deposit the Required Deposit Amount in the New ERA Remedy Account; provided, however, that before such deposit is required, the RUS shall provide the Borrower with written notice of the Administrator’s determination under this paragraph (a), and the Borrower or any New ERA Program Commitment Letter Party shall have one hundred and twenty (120) days following the date it receives such notice to submit to the RUS a proposal to (x)

replace certain actions in, or otherwise modify, the New ERA Portfolio of Actions or (y) modify or increase the Minimum Clean Energy Investment Requirement and associated plan of investments into Eligible Activities so as to result, in the aggregate, in an equivalent (within the Acceptable Threshold GHG Emissions Reduction) or better impact on the Borrower’s and the New ERA Program Commitment Letter Parties’ aggregate qualifying estimated GHG emissions reductions. If the RUS does not approve such replacement actions or other modifications to the New ERA Portfolio of Actions or modifications of or increases to the Minimum Clean Energy Investment Requirement and associated plan of investments into Eligible Activities, then the Administrator may provide a Notice of Required Deposit, and the Borrower shall deposit in the New ERA Remedy Account the Required Deposit Amount by the Deposit Date; provided, however, that in lieu of such deposit, the Borrower may (i) terminate the New ERA Stranded Asset Loan on or before the Deposit Date if no Advance under such New ERA Stranded Asset Loan has been made, or (ii) prepay in full the New ERA Stranded Asset Loan on or before the Deposit Date or such other date as the Administrator may approve to the extent an Advance has been made thereunder if, and only if, at such time the Borrower has made any portion of its Minimum Clean Energy Investment Requirement and such portion equals or exceeds the sum of all Ratable Reinvestment Amounts with respect to all Advances received by the Borrower under the New ERA Stranded Asset Loan; (b) If the Administrator determines that the Borrower has failed to comply with Section 5.4 of this Schedule 7 with respect to any one or more Advances received by the Borrower under the New ERA Stranded Asset Loan and the Borrower has not, within ninety (90) days of the Borrower’s receipt of a written notice of such determination, cured or provided the RUS with a plan to cure such failure, in each case to the satisfaction of the RUS, then on the date determined by the Administrator that is no less than twenty (20) days after the Borrower receives written notice from the Administrator of the Borrower’s failure to so cure or provide a plan to cure, the Borrower shall deposit in the New ERA Remedy Account the then remaining uninvested amount of the Minimum Clean Energy Investment Requirement as set forth in such notice; (c) If the Administrator determines that the Borrower has failed to comply with Section 5.5 of this Schedule 7 and the Borrower has not, within ninety (90) days of the Borrower’s receipt of a written notice of such determination, cured or provided the RUS with a plan to cure such failure, in each case to the satisfaction of the RUS, then on the date determined by the Administrator that is no less than twenty (20) days after the Borrower receives written notice from the Administrator of the Borrower’s failure to so cure or provide a plan to cure, the Borrower shall deposit in the New ERA Remedy Account all or any portion of the amount then remaining to be funded by the Borrower under the Community Benefit Plan as set forth in such notice;

(d) If the Administrator determines that the Borrower or any New ERA Program Commitment Letter Party has failed to comply with Section 6 of this Schedule 7 with respect to any stranded asset or assets, then the Administrator may provide a Notice of Required Deposit and the Borrower shall deposit in the New ERA Remedy Account the Required Deposit Amount by the Deposit Date; provided, however, that in lieu of such deposit, the Borrower may (i) terminate in full the New ERA Stranded Asset Loan (or any portion thereof as may be agreed by RUS) on or before such Deposit Date if, and only if, at such time no Advance has been made under such New ERA Stranded Asset Loan (or any portion thereof as may be agreed by RUS), or (ii) prepay in full the New ERA Stranded Asset Loan (or any portion thereof as may be agreed by RUS) on or before such Deposit Date or such other date as the Administrator may approve if, and only if, at such time the Borrower has made any portion of its Minimum Clean Energy Investment Requirement with respect to such New ERA Stranded Asset Loan and such portion equals or exceeds the sum of all Ratable Reinvestment Amounts with respect to all such Advances to be prepaid; and (e) Amounts deposited pursuant to this Section 5.10 of this Schedule 7 in the New ERA Remedy Account shall be used (i) solely for the reinvestment in Eligible Activities approved by the RUS, the completion of the Community Benefit Plan or such other purposes as may be approved by the RUS, and (ii) within such period of time as shall be directed in writing by the Administrator at the time of the deposit, as such direction may be modified by the Administrator from time to time. To the extent any such deposited amounts are not used as provided in this Section 5.10(e) within the period of time provided for in this Section 5.10(e), such deposited amounts shall be paid to the Government as directed in writing by the Administrator. Section 6. Additional Negative Covenants for New ERA Stranded Asset Loan (a) Neither the Borrower nor any New ERA Program Commitment Letter Party shall directly or indirectly through an affiliated entity continue operation of, restart or repower any retired stranded asset to which Eligible Debt refinanced by the New ERA Stranded Asset Loan relates if such continued, restarted or repowered stranded asset is powered by fossil fuel or biomass, nor shall the Borrower or any New ERA Program Commitment Letter Party directly or indirectly acquire any ownership interest in, or purchase any energy generated by, any such continued, restarted or repowered stranded asset. If the retirement of any stranded asset to which Eligible Debt refinanced by the New ERA Stranded Asset Loan relates was achieved by the Borrower’s exit from a co-ownership interest in such stranded asset or the Borrower’s transfer of such stranded asset to another party, neither the Borrower nor any New ERA Program Commitment Letter Party shall directly or indirectly reacquire any ownership interest in, or purchase any energy generated by, any such stranded asset if such stranded asset is then powered by fossil fuel or biomass. If the Borrower or any New ERA Program Commitment Letter Party

fails to comply with this Section 6, then the Borrower shall make the deposit as may be required by Section 5.10(d) of this Schedule 7. (b) The requirements of this Section 6 of this Schedule 7 shall not apply to any continued operation, restart, repowering, acquisition of ownership interest or purchase of energy to the extent that any of the foregoing is required to comply with applicable Law, any Government directive or the requirements of any applicable RTO. Section 7. Audits and Compliance Reviews After giving prior notification to the Borrower, the RUS has the right to conduct compliance reviews and audits of the Borrower to assure compliance with this Agreement, including this Schedule 7. Section 8. New ERA NOFO The New ERA NOFO is an integral part of this Schedule 7.

EXHIBIT A to the Fifteenth Amended and Restated Loan Contract, dated as of May 12, 2026, between Oglethorpe Power Corporation (An Electric Membership Corporation) and United States of America DESCRIPTION OF RATING AGENCY SERVICES (a) Credit evaluation and assignment of Credit Rating; (b) Ongoing evaluation of Borrower’s Credit Rating; (c) Presentation by senior Rating Agency analysts on Borrower’s Credit Rating to the RUS, if requested by the RUS; and (d) Furnish to the RUS copies of any written reports to Borrower (to be provided by the Borrower pursuant to Section 5.10 of the Agreement or upon the request of the RUS).